SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K


                                CURRENT REPORT

        Pursuant to Section 13 or 15(d) of the Securities Exchange Act

                                July 14, 2004
                                -------------
                                Date of Report
                      (Date of Earliest Event Reported)

                                  eGene, Inc.
                                  -----------
            (Exact Name of Registrant as Specified in its Charter)

        Nevada                    0-32393                 87-0645507
        ------                    -------                 ----------
   (State or other          (Commission File No.)   (IRS Employer I.D. No.)
    Jurisdiction)

                                17841 Fitch
                          Irvine, California  92614
                        ------------------------------
                   (Address of Principal Executive Offices)

                                949-250-8686
                                ------------
                         Registrant's Telephone Number

                         Centroid Consolidated Mines Co.
                         4685 South Highland Drive, #202
                           Salt Lake City, Utah 84117
                         -------------------------------
         (Former Name or Former Address if changed Since Last Report)

Item 1.   Changes in Control of Registrant.
          ---------------------------------

     (a) Effective as of July 14, 2004, the Registrant, formerly known as "Centroid Consolidated Mines Co." ("eGene, " the "Company," "we," "our," "us" and words of similar import); Centroid Acquisition Co., a California corporation and a wholly-owned subsidiary of eGene ("Acquisition Co."); BioCal Technology, Inc., a California corporation ("BioCal"); and the stockholders and option holders of BioCal (collectively, the "BioCal Stockholders"), executed an Agreement and Plan of Merger (the "Reorganization Agreement"), whereby Acquisition Co. merged with and into BioCal with BioCal being the surviving entity and becoming a wholly-owned subsidiary of ours; and whereby each three (3) shares of issued and outstanding common stock of BioCal (the "BioCal Shares") were exchanged for one (1) share of our common stock, amounting to 10,136,852 shares in the aggregate, following deduction of shares owned by BioCal Stockholders who exercised dissenter's rights; and each three
(3) outstanding options to acquire shares of BioCal common stock the ("BioCal Options") were exchanged for one (1) option to acquire our common stock, amounting to 821,975 options in the aggregate.

     Pursuant to Subscription Agreements accepted as of July 14, 2004, we offered a minimum of 1,000,000 Units and a maximum of 3,000,000 Units at a price of $1.00 per share, with each Unit being comprised of one share of our common stock that constituted "restricted securities" (the "Share" or "Shares") and one warrant (the "Warrant" or "Warrants") which must be exercised within 60 days of the closing of the Offering on September 28, 2004, or on or before November 27, 2004 (the "Exercise Period"), that also constituted "restricted securities" to acquire one-half of one additional Share of our common stock that also comprised "restricted securities," at an exercise price of $0.05 per Share (the "Exercise Price"), for aggregate gross proceeds to us of $3,000,000 ($3,150,000 including the exercise of all Warrants and assuming the sale of all Units). The offer and sale of the minimum offering of 1,000,000 Units was a condition precedent to the closing of the Reorganization Agreement; and the Warrants that comprised a portion of the initial 1,000,000 Units were required to and were exercised within 15 days of the closing of the Reorganization Agreement. At the time of the completion of the Reorganization Agreement, we had sold the minimum offering of 1,000,000 Units for proceeds of $1,000,000. At August 2, 2004, we had completed the offer and sale of 1,607,500 of these Units for gross proceeds of $1,607,500 to 34 "accredited investors," all of whom have exercised their respective $0.05 Warrants for aggregate gross proceeds to us of $40,187.50. The common stock comprising a part of these Units and the common stock underlying the Warrants that also comprised a part of these Units have "Piggy-Back" Registration Rights. See Section 11.3 of Exhibit 2.1 hereof for a complete description of these rights. See Item 7.

     As an additional condition to the completion of the Reorganization Agreement, our Articles of Incorporation were amended to change our name to "eGene, Inc."

     The combination of these entities was treated as a "reverse" purchase for accounting purposes, with BioCal becoming our wholly-owned subsidiary on the closing of the Reorganization Agreement.

     By virtue of the percentage of our common stock acquired under the Reorganization Agreement by the BioCal Stockholders, this Reorganization Agreement may be deemed to have involved a "change of control" of our Company.

     The source of the consideration used by the BioCal Stockholders to acquire their interests in our Company was the exchange of their respective BioCal Shares as outlined above.

     The primary basis of such "control" by the BioCal Stockholders is stock ownership.

     The following are the principal terms of the Reorganization Agreement:

     1. Acquisition Co. merged with and into BioCal, with BioCal being the "Surviving Corporation"; the separate existence of Acquisition Co. ceased.

     2. Each three BioCal Shares were exchanged for one share of our common stock, amounting to 10,136,852 shares in the aggregate, following deduction of shares owned by BioCal Stockholders who exercised dissenter's rights; and each three BioCal Options were exchanged for one option to acquire our shares, amounting to 821,975 options in the aggregate.

     3. Jenson Services, Inc., a Utah corporation ("Jenson Services"), and a principal stockholder of ours, executed and delivered an Indemnity Agreement regarding the payment and personal indemnification of us and BioCal from and against any breach of warranty or false representation made in the Reorganization Agreement and any and all past liabilities of any type or nature whatsoever of ours existing immediately prior to the closing, and which included but were not limited to our expenses related to the negotiation and the closing of the Reorganization Agreement, and the compromise and settlement of any amounts due and owing by us to Jenson Services for advances, loans or services to or for the benefit of us or otherwise that were incurred by us prior to closing.

     4. In consideration of the closing of the Reorganization Agreement, Jenson Services also delivered to us for cancellation at the closing an aggregate of 1,000,000 shares of our common stock, which shares were returned to our authorized but unissued capital stock.

     5. We issued to principals, consultants and employees of MBC Global LLC, an Illinois limited liability company ("MBC"), and a financial advisor to us, at closing, warrants to purchase 2,075,000 shares of our common stock at an exercise price of $0.05 per share, the exercise of which was conditioned upon the closing, and which warrants have been exercised, for gross proceeds to us of $103,750. The shares of common stock underlying these warrants also have "Piggy-Back" Registration Rights. See Section 11.3 of Exhibit 2.1 hereof for a complete description of these rights. See Item 7.

     6. As a condition to closing, we required to complete the offer and sale of a minimum of 1,000,000 Units of eGene at a purchase price of $1.00 per Unit, to "accredited investors" only, with each Unit consisting of one share of common stock of eGene and one Warrant to purchase one-half of one share of our common stock at an exercise price of $0.05 per share, which Warrants were required to be exercised and fully paid within fifteen (15) days of closing. These Units were sold as of the closing, and all of such Warrants have been exercised. The common stock into which these Warrants were exercisable also had "Piggy-Back" Registration Rights. See Section 11.3 of Exhibit 2.1 hereof for a complete description of these rights. See Item 7.

     7. Following the closing, BioCal changed its accounting year from a fiscal year ending February 28 of each year to December 31 of each year so that its accounting year end coincided with our accounting year end.

     8. Certain principal stockholders of ours were required as a condition of the closing to execute and deliver a Lock-Up/Leak-Out Agreement covering 428,653 outstanding shares of our common stock that were owned by them that limited their respective resales of any of their securities to 1/12th of their respective holdings in any monthly period for 12 consecutive months from the closing of the Reorganization Agreement and that required these persons to effect sales in compliance with the "broker's transactions" and "manner of sale" requirements of Rule 144 during such 12 month period. See Exhibit 2.1, Exhibits C and C-1 thereof, respectively, for information regarding our stockholders who are party to the Lock-Up/Leak-Out Agreement; and a copy of the Lock-Up/Leak-Out Agreement. See Item 7.

     As of the closing of the Reorganization Agreement and including (i) the exercise of the Warrants that were part of the Units offered to the date of closing, and subsequently (1,607,500 Units for aggregate gross proceeds of $1,607,500),(ii) all of the MBC warrants and (iii) the cancellation of 1,000,000 shares by Jenson Services, but excluding the exercise of the BioCal Options, none of which have yet been exercised, there are currently, or will be on issuance, 15,337,454 post-Reorganization Agreement outstanding shares of our common stock.

     A copy of the Reorganization Agreement, including all material exhibits and related instruments, accompanies this Current Report, which, by this reference, is incorporated herein; the foregoing summary is modified in its entirety by such reference. See Item 7, Exhibit 2.1.

     (b)(i) To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our common stock prior to the closing of the Reorganization Agreement, and the share holdings of the then members of our management, such computations being based upon the 1,714,352 shares of our common stock that were then outstanding:

Name                          Positions Held      Shares Owned          %
----                          --------------      ------------         ---

Jason Kershaw                 Director and              -0-             0
                              President

Harold Jenson                 Director and              -0-             0
                              Vice President

Jason Jenson                  Director and              -0-             0
                              Secretary/ Treasurer

Jenson Services, Inc.*        Stockholder          1,000,000         58.3%

Duane S. Jenson*              Stockholder            133,658          7.8%

Totals:                                            1,133,658         66.1%

     * Duane S. Jenson may be deemed to be the beneficial owner of these shares due to his relationship with Jenson Services. Mr. Jenson is CEO and a principal owner of Jenson Services.

     (b)(ii) To the knowledge of our management and based upon a review of the stock ledger maintained by our transfer agent and registrar, the following table sets forth the beneficial ownership of persons who owned more than five percent of our common stock following the closing of the Reorganization Agreement, and the share holdings of the new members of our management, such computations being based upon the 15,337,454 shares of our common stock that are or will be outstanding following the closing of the Reorganization Agreement:

Name                           Positions Held       Shares Owned        %
----                           --------------       -------------      --

Udo Henseler                   CEO and Director      874,428 (1)      5.7%

Ming-Sun Liu                   Executive Vice       1,137,012 (2      7.4%
                               President and
                               Director

Varoujan Amirkhanian           Executive Vice       1,335,778 (3)     8.7%
                               President and
                               Director

Shing-Ching Lu                 Director               866,142 (4)     5.6%

Totals:                                             4,213,360        27.4%

     (1) These computations include 46,667 BioCal Options (taking into account the one for three exchange under the Reorganization Agreement) that have not yet been converted to our common stock.

     (2) These computations include 46,667 BioCal Options (taking into account the one for three exchange under the Reorganization Agreement) that have not yet been converted to our common stock.

     (3) These computations include 450,000 BioCal Options (taking into account the one for three exchange under the Reorganization Agreement) that have not yet been converted to our common stock.

     (4) These computations include 12,000 BioCal Options (taking into account the one for three exchange under the Reorganization Agreement) that have not yet been converted to our common stock.

Item 2.   Acquisition or Disposition of Assets.
          -------------------------------------

     (a)  See Item 1.

     The consideration exchanged under the Reorganization Agreement was negotiated at "arms length," and our directors used criteria utilized in similar uncompleted proposals involving us in the past, including the relative value of our assets in comparison to those of BioCal; BioCal's present and past business operations; the future potential of BioCal; its management; and the potential benefit to our stockholders. Our directors determined that the consideration for the exchange was fair reasonable to our stockholders, under these circumstances.

     No director, executive officer or five percent or more stockholder of our Company had any direct or indirect interest in BioCal or the BioCal Stockholders prior to the completion of the Reorganization Agreement; similarly, no nominee to become a director or any BioCal Stockholder or any beneficial owner of any BioCal Stockholder had any interest in us prior to the closing of the Reorganization Agreement.

     (b) We are a successor to and intend to continue the business operations that had been conducted and are intended to be conducted by BioCal. All references to "BioCal" below take into account information, where applicable, of its predecessors. References to "eGene," where applicable, also include BioCal as its wholly-owed subsidiary. The remaining information contained in this Item 2 relates primarily to BioCal, unless indicated otherwise.

ORGANIZATION AND BUSINESS DEVELOPMENT AND BUSINESS.
---------------------------------------------------

     Organization and Business Development.
     --------------------------------------

     References to our "Company," "our," "we," "us" and words of similar import refer to eGene (the "Registrant"), BioCal or the combined eGene and its wholly-owned subsidiary, BioCal, as applicable. Our only current operations are those of BioCal that are and will be conducted through BioCal as our wholly-owned subsidiary.

     eGene.
     ------

     For information regarding the organization and business development of our Company through December 31, 2003, see Part I, Item 1, of our 10-KSB Annual Report for the year ended December 31, 2003, which was filed with the Securities and Exchange Commission on March 30, 2004, and is incorporated herein by reference. See Item 7. This Annual Report may be accessed in the Edgar Archives of the Securities and Exchange Commission at www.sec.gov.

     Our Definitive Information Statement was filed with the Securities and Exchange Commission on April 2, 2004, regarding proposals (i) to increase our capitalization to 60,000,000 shares divided into 50,000,000 shares of $0.001 par value common stock and 10,000,000 shares of $0.001 par value preferred stock; and (ii) to allow our Board of Directors to change our Company's name without stockholder approval to a name that conforms with any business engaged in by us or that engaged in by any entity acquired by us. At our special meeting of stockholders set therein, 1,095,000 shares of the 1,714,352 outstanding shares of our common stock unanimously voted to adopt, ratify and approve these proposals. A Certificate of Amendment to the our Articles of Incorporation was filed with the Nevada Secretary of State on July 2, 2004, reflecting these amendments, a copy of which is attached hereto and incorporated herein by reference. See Item 7.

     On July 12, 2004, our Board of Directors resolved to change our name to "eGene, Inc." A Certificate of Amendment to our Articles of Incorporation was filed with the Nevada Secretary of State on such date reflecting the name change, a copy of which is attached hereto and incorporated herein by reference. See Item 7.

     Effective July 14, 2004, BioCal executed and delivered the Reorganization Agreement with eGene pursuant to which BioCal became a wholly-owned subsidiary of eGene.

     BioCal.
     -------

     BioCal was organized under the laws of the State of California on February 16, 1999, for any lawful purpose that could be conducted under the General Corporation Law of California. It had an initial authorized capital of 10,000,000 shares, no par value per share.

     Effective May 22, 2001, it increased its authorized shares to 100,000,000 by an amendment to its Articles of Incorporation that was the result of a 10 for one forward split of its authorized and outstanding common stock.

     Copies of the Articles of Incorporation, as amended, and the Bylaws, of BioCal, are attached hereto and incorporated herein by reference. See Item 7.

     On June 24, 2004, at a special meeting of the stockholders of BioCal duly called and held to consider the Reorganization Agreement, 22,341,669 shares of BioCal's 32,822,154 outstanding voting securities were voted in favor of the adoption, ratification and approval of the Reorganization Agreement; 3,061,662 shares were voted against the approval by the BioCal Stockholders, including 2,261,600 shares owned by BioCal Stockholders who exercised dissenters' rights of appraisal; and 354,546 abstained. A copy of the Proxy Statement of BioCal that was mailed to its stockholders is attached hereto and incorporated herein by reference. See Item 7.

     All computations respecting the BioCal Shares and the BioCal Options reflect the one for three exchange under the Reorganization Agreement, except those computations in the BioCal Financial Statements.

     Business.
     ---------

     eGene.
     ------

     We had no material business operations at the time that we acquired BioCal. See Part I, Item 1, of our Annual Report on Form 10-KSB for the year ended December 31, 2003, which has been previously filed with the Securities and Exchange Commission which is incorporated herein by reference. See Item 7.

     BioCal.
     -------

     BioCal is an emerging biotechnology company that utilizes its low cost core technologies of capillary electrophoresis, microfluidics, advanced reagent and liquid handling and automation to create leading edge and novel genotyping DNA fragment testing tools for the biological/microbial materials and life sciences testing industries. BioCal's strategy is to deliver applications and tools to these industries that it believes will have immediate commercial relevance. Its genotyping DNA HDA-GT12 system detects, quantifies, identifies and characterizes biological organisms. It automates routine and non-routine laboratory and industrial procedures for the introduction of new production, product development, quality control, safety methods and productivity.

     While there are many applications critical to biological materials' management for BioCal's technology platform, like the food, beverages, environmental, sanitation, hygiene, pharmaceutical manufacturing, veterinary, military bio-defense and research and development labs industries, among others, BioCal is currently addressing the relevant genotyping testing applications in the major market segments of research, development and genetic testing labs; medical schools; research hospitals; and food. The Food industry is the largest of the industrial microbiology markets, with powerful incentives for food safety quality.

     BioCal management believes that its company products and technologies are uniquely capable of addressing these markets in a number of ways. With the recent advances in genomics research and genomic testing systems that enable company customers to develop information which will give them unprecedented confidence in the quality of their products as to microbial and biological materials testing information, there is an urgent and increased industry need for deskilled, high-throughput, low cost genotyping tools for DNA fragment experimentation and testing. Products such as BioCal's genotyping DNA HDA-GT12 system for high-throughput DNA fragment analysis directly address this need by integrating and automating the multiple steps required by traditional gel electrophoresis experiments which are labor-intensive, can be highly dependent on operator technique, time-consuming, slow and are often a subjective process that can take days. Interpreting such test samples is costly since a high level of skill is required. Existing molecular genomic tests tend to be expensive, limiting their acceptance, already burdened by high costs. BioCal management believes that BioCal's HDA-GT12 system can address these cost issues through automation, integration and miniaturization of the various steps required to carry out these tests.

     BioCal is aiming for a leadership position in low cost microfluidic capillary electrophoresis technologies. BioCal believes that its DNA HDA-GT12 systems can integrate these capabilities and reduce the size of laboratories full of equipment and people through miniaturizing, integrating and automating many laboratory processes and by utilizing the BioCal system.

       For additional information, please visit BioCal's web side at www.biocal.com.

     Principal Products or Services and Their Markets.
     -------------------------------------------------

     BioCal's portfolio of products includes low cost, high-throughput testing systems and easy-to-use software that control scheduling, integration and data management. In addition, management expects to derive a significant portion of revenue from service and aftermarket products, including consumable and accessory products.

     Its low cost multichannel capillary electrophoresis system is ideal for high-efficiency double-stranded DNA (dsDNA) fragments analysis. This bench-type high-performance DNA analysis (HDA) system uses fluorescence-type detection with inexpensive solid-state light sources and nonmoving integrated emission collection micro-optics. DNA samples are analyzed simultaneously by using a multiple usage and disposable multicapillary cartridge, which contains integrated capillary channels, optical fibers and an integrated sieving gel reservoir. The automated process includes a buffer/gel replenishment mechanism, high voltage control of fluidics and an automated sample tray transport capability. Using commercially available dsDNA size markers as indicators, BioCal's HDA system provides high resolving power in approximately seven min separations. The system holds 96 samples in a 96-well polymerase chain reaction (PCR) plate, which can be automatically analyzed within 1.3 hours. Large quantities of biological samples can be analyzed automatically in a short period with highly sensitive fluorescence detection.

     BioCal's HDA-GT12 (High-Performance DNA Analyzer) System is based on a novel and proprietary multiplexed fluorescence detection with inexpensive solid-state light sources and micro-optical collectors, which will provide a unique solution for DNA analysis. Furthermore, the GC-5000 (Gel Cartridge) containing 12 short separation channels with a built-in consumable chemical reagent will simplify the analysis process, which has advantages over those in the current DNA analysis market by improving speed of separation and resolution of DNA fragments. To operate the instrument, the user only needs to insert the cartridge and load the 96-well sample tray and hit the run button. The designed instrument can handle a total of 96 DNA samples in approximately 1.3 hours of non-stop analysis.

     The proprietary and novel GCK-5000 (Gel Cartridge Kit) is a biohazard free system and it has many advantages for DNA, RNA and PCR product analysis as well as for protein detection. This 12-channel Capillary Cartridge, with an integrated Gel-Chemistry, has the separation and detection capability, which can do 100 runs. The HDA instrument, with the use of a GC-5000 disposable cartridge, can detect as low as 0.1 ng/ml nucleic acid material with ultra-high resolution as small as five base nucleotides. The cartridge system consumes sample volumes as low as 0.02 pl.

     Key Benefits of our genotyping DNA HDA-GT12 System:

     1. Superior Data Quality and Accuracy. This system is automated (no need for manual sample loading), portable and desk size, and produces reproducible and digital data for more accurate and consistent data by reducing human error. With higher confidence in the quality of data, BioCal customers can make better decisions and view results in electropherogram and gel-view format.

     2. High Sensitivity, Detection and Speed. Detection (0.1 ng/l) Sensitivity and Resolution (<5 bp). High and fast separation efficiency:
<10-minute CE time for 12 tests.  For example, molecular separations may take two hours or more using conventional equipment. BioCal customers may be able to take advantage of this acceleration to increase throughput or to complete experiments faster, depending on their needs.

     3. Low Reagent and Labor Cost. The BioCal system utilizes only a small fraction of the usual amount of expensive reagents and also reduces labor involved in each test. Management believes that saving on reagent cost and labor can enable companies to expand the scale of testing in ways that would otherwise not be feasible. BioCal's fully integrated multiple usage and disposable multi-capillary cartridge guarantees 1200 tests per cartridge and with chemistry stable for over one year and there is no need for gel preparation.

     4. Expanded Individual Researcher Capability. Because BioCal systems can collapse a multi-step, complex experiment into one step, management believes that individual researchers can perform experiments previously outside their areas of expertise. By comparison, with conventional, non-integrated equipment, researchers need to expand individual researcher capability. Because BioCal's systems can collapse a multi-step test into one step, management also believes that individual researchers can perform experiments previously outside their areas of expertise. By comparison with conventional, non-integrated equipment, researchers need to master the complexities of performing each individual step.

     5. Improved Enterprise-Wide Productivity. Management further believes BioCal systems can improve data quality to the point where researchers can rely on data generated outside their laboratory or organization; and that this would improve enterprise-wide productivity by supporting data sharing and reducing the need to repeat experiments. When different research groups use different assortments of conventional equipment to perform experiments, they often produce data that are not strictly comparable.

     BioCal uses the skills of electrical engineers, optical engineers, mechanical engineers, product designers, software engineers, molecular biologists and chemists to create instrumentation, reagents software. The instruments are designed to optimize liquid handling and automation to control fluid movement and detection functionality for BioCal's microfluidic genotyping system. Software engineers write computer programs to manage tasks such as controlling functionality, collecting data, communicating between different instrument modules. BioCal's applications personnel will assist customers to understand their critical application needs. These needs are then addressed directly by developing specific automation configurations and software specified methods, optimized for key applications. BioCal is also making it easier for its customers to develop their own custom assays in a microfluidic format.

     This affordable system can be used in laboratories to replace a considerable segment of slab gel electrophoresis for routine and high-throughput dsDNA analysis. Management intends to continue developing new, lower cost versions of BioCal's genotyping systems with enhanced features that address existing or emerging customer needs, such as novel assay functionalities.

     Distribution Methods of the Products or Services.
     -------------------------------------------------

     BioCal is developing three channels of distribution for its products: direct to customers, indirect through its international network of distributors, and through its, at this stage, early and developing original equipment manufacturer ("OEM") channels. Through these distributor channels, BioCal sells complete systems solutions, developed by it, to end customers. Its OEM distribution channel is only at its very early development stage, but is an example, and is complementary to its distribution network activities as it enables BioCal to extend the commercial potential of its capillary microfluidic genotyping DNA HDA-GT12 system and advanced reagent and liquid handling technologies into new industries and new applications with experienced commercial partners.

     In the OEM channel, BioCal plans to provide its enabling technologies to potential commercial partners who then typically integrate the application solution and market them to their end customers. By using direct, indirect distribution, and OEM channels to maximize penetration of our products and technologies into the marketplace, BioCal seeks to position itself as a leader in the low cost genomics tools testing market.

     BioCal is aiming for leadership position in low cost genotyping microfluidic capillary electrophoresis technologies. Management believes BioCal's DNA HDA-GT12 systems can integrate the capabilities and reduce the size of laboratories full of equipment and people through miniaturizing, integrating and automating many laboratory processes and putting them on our HDA-GT12 system.

     Status of any Publicly Announced New Product or Service.
     --------------------------------------------------------

     None; not applicable.

     Competitive Business Conditions.
     --------------------------------

     BioCal encounters some competition from a number of life science tools companies in the areas of high-throughput screening, liquid handling, and
separations analysis.   Management anticipates that its competitors will come
primarily from:

     * companies providing competitive liquid handling, reagents and automation products for screening applications similar to ours, but based on established or emerging technologies, and incremental improvements to these products; and

     * companies developing new technologies that can be used in applications similar to the ones that can be served by our technology platform of novel and proprietary multiplexed fluorescence detection with inexpensive solid-state light sources and micro-optical collectors, which will provide a unique solution for genotyping DNA analyses.

     In order to compete against vendors of conventional products, BioCal will need to demonstrate the advantages of its core technologies of capillary electrophoresis, reagents, microfluidics, liquid handling and automation products over alternative established technologies and products. It will also need to demonstrate the potential economic value of company products relative to these conventional technologies and products. Some of the companies that provide conventional products which may be optimized for genotyping applications include the Applied Biosystems, Agilent, Amersham Biosciences, Beckman Coulter, Bio-Rad Laboratories, PerkinElmer and Tecan.

     Other companies known to have initiated microfluidic programs include Aclara Biosciences, Fluidigm, Microfluidic Systems, Nanostream and Cepheid. Microfluidic technologies are expected to continue to undergo rapid change. BioCal's future success will depend in large part on our ability to establish and maintain a competitive position in these and future technologies.

     Sources and Availability of Raw Materials and Names of Principal
     Suppliers.
     ----------

     Because the manufacturing of certain of its product components and subassemblies involves complex processes and requires long lead times, BioCal may experience delays or shortages caused by suppliers. Management believes that alternative sources could be obtained at the same prices and on substantially the same terms and conditions, if necessary, for most sole and limited source parts. BioCal maintain only a limited number of long-term supply agreements with its suppliers. Its reliance on a limited group of suppliers involves several risks, including that BioCal:

     *    may be unable to obtain an adequate supply of required components

     * may have reduced control over pricing and the timely delivery of components and subassemblies; and

     * suppliers may be unable to develop technologically advanced products to support our growth and development of new systems

     However, if BioCal were forced to seek alternative sources of supply or to manufacture such components or subassemblies internally, it might be forced to redesign company systems, which could prevent it from shipping company systems to customers on a timely basis.

     Dependence on One or a Few Major Customers.
     -------------------------------------------

     So far into the early commercialization phase of BioCal, a portion of BioCal's revenue is from a limited number of sources. During the fiscal year ended February 29, 2004, revenue from its Japanese distributor accounted for approximately 90% of its total revenue. The increasing network of its global distribution collaborations translates into broadening of its geographical markets and customer base and as such, management anticipates that the sources of revenue will be notably diversified in the future. Current customers include leading research and development companies.

     BioCal's nominal revenues since its formation were derived from human identify testing services. BioCal transitioned away from that service to concentrate on completing its genotyping DNA HDA-GT12 systems to achieve its goal of creating a commercial product business. For the year ended February 29, 2004, only one customer accounted for more than 10% of our overall revenues.

     Because of BioCal's potential broad customer and market base, BioCal is not dependent for its success or long-term survival on any single customer or market niche.

     Patents, Trademarks, Licenses, Franchises, Concessions, Royalty Agreements or Labor Contracts.
     ------------------------------

     Key to BioCal's business strategy has also been the development of an intellectual property portfolio. Consistent with this strategy, BioCal is endeavoring to protect its patent portfolio as appropriate. In addition to patents, it relies on a combination of trade secrets, copyright and trademark laws, non-disclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights.

     Need for any Governmental Approval of Principal Products or Services.
     ---------------------------------------------------------------------

     None; not applicable.

     Effect of Existing or Probable Governmental Regulations on Business.
     --------------------------------------------------------------------

     The following are applicable to us, and only relate to BioCal as our wholly-owned subsidiary.

     Sarbanes-Oxley Act.
     -------------------

     On July 30, 2002, President Bush signed into law the Sarbanes-Oxley Act of 2002 (the "Sarbanes-Oxley Act"). The Sarbanes-Oxley Act imposes a wide variety of new regulatory requirements on publicly-held companies and their insiders. Many of these requirements will affect us. For example:

     * Our chief executive officer and chief financial officer must now certify the accuracy of all of our periodic reports that contain financial statements;

     * Our periodic reports must disclose our conclusions about the effectiveness of our disclosure controls and procedures; and

     * We may not make any loan to any director or executive officer and we may not materially modify any existing loans.

     The Sarbanes-Oxley Act has required us to review our current procedures and policies to determine whether they comply with the Sarbanes-Oxley Act and the new regulations promulgated thereunder. We will continue to monitor our compliance with all future regulations that are adopted under the Sarbanes-Oxley Act and will take whatever actions are necessary to ensure that we are in compliance.

     Penny Stock.
     ------------

     Our common stock is "penny stock" as defined in Rule 3a51-1 of the Securities and Exchange Commission. Penny stocks are stocks:

     *     with a price of less than five dollars per share;

     *     that are not traded on a "recognized" national exchange;

     * whose prices are not quoted on the NASDAQ automated quotation system; or

     * in issuers with net tangible assets less than $2,000,000, if the issuer has been in continuous operation for at least three years, or $5,000,000, if in continuous operation for less than three years, or with average revenues of less than $6,000,000 for the last three years.

     Section 15(g) of the Exchange Act and Rule 15g-2 of the Securities and Exchange Commission require broker/dealers dealing in penny stocks to provide potential investors with a document disclosing the risks of penny stocks and to obtain a manually signed and dated written receipt of the document before making any transaction in a penny stock for the investor's account. You are urged to obtain and read this disclosure carefully before purchasing any of our shares.

     Rule 15g-9 of the Securities and Exchange Commission requires broker/dealers in penny stocks to approve the account of any investor for transactions in these stocks before selling any penny stock to that investor.

     This procedure requires the broker/dealer to:

     * get information about the investor's financial situation, investment experience and investment goals;

     * reasonably determine, based on that information, that transactions in penny stocks are suitable for the investor and that the investor can evaluate the risks of penny stock transactions;

     * provide the investor with a written statement setting forth the basis on which the broker/dealer made his or her determination; and

     * receive a signed and dated copy of the statement from the investor, confirming that it accurately reflects the investors' financial situation, investment experience and investment goals.

     Compliance with these requirements may make it harder for our stockholders to resell their shares.

     Reporting Obligations.
     ----------------------

     Section 14(a) of the Exchange Act requires all companies with securities registered pursuant to Section 12(g) of the Exchange Act to comply with the rules and regulations of the Securities and Exchange Commission regarding proxy solicitations, as outlined in Regulation 14A. Matters submitted to stockholders of our Company at a special or annual meeting thereof or pursuant to a written consent will require our Company to provide our stockholders with the information outlined in Schedules 14A or 14C of Regulation 14; preliminary copies of this information must be submitted to the Securities and Exchange Commission at least 10 days prior to the date that definitive copies of this information are forwarded to our stockholders.

     We are also required to file annual reports on Form 10-KSB and quarterly reports on Form 10-QSB with the Securities Exchange Commission on a regular basis, and will be required to timely disclose certain material events (e.g., changes in corporate control; acquisitions or dispositions of a significant amount of assets other than in the ordinary course of business; and bankruptcy) in a current report on Form 8-K.

     Small Business Issuer.
     ----------------------

     The integrated disclosure system for small business issuers adopted by the Securities and Exchange Commission in Release No. 34-30968 and effective as of August 13, 1992, substantially modified the information and financial requirements of a "Small Business Issuer," defined to be an issuer that has revenues of less than $25,000,000; is a U.S. or Canadian issuer; is not an investment company; and if a majority-owned subsidiary, the parent is also a small business issuer; provided, however, an entity is not a small business issuer if it has a public float (the aggregate market value of the issuer's outstanding securities held by non-affiliates) of $25,000,000 or more. We are deemed to be a "small business issuer."

     The Securities and Exchange Commission, state securities commissions and the North American Securities Administrators Association, Inc. ("NASAA") have expressed an interest in adopting policies that will streamline the registration process and make it easier for a small business issuer to have access to the public capital markets.

     Research and Development.
     -------------------------

     We are an emerging biotechnology company and using BioCal core technologies of capillary electrophoresis, microfluidics, reagents, liquid handling and automation, to create leading edge and novel genotyping DNA fragment genomic testing tools for the biological/microbial materials and life sciences testing industries. BioCal's strategy is to deliver applications and tools to these industries that it believes will have immediate commercial relevance. Research and development expenses as of the fiscal years ended February 29, 2004 and 2003, were approximately $1.1 million and $0.7 million, respectively. Research and development expenses for the period ended June 30, 2004, were approximately $0.3 million. We expect research and development spending to increase, but only expanding in subsequent years based upon customer demand, market conditions and our commercial growth.

     Cost and Effects of Compliance with Environmental Laws.
     -------------------------------------------------------

     BioCal does not anticipate any material expense for compliance with environmental laws.

     Number of Employees.
     --------------------

     BioCal currently has a total of eight full time employees and four contractors. BioCal has outsourced the accounting, legal and distribution
functions.   Research and development and initial final product assembly personnel compose most of the personnel. Increase in personnel is expected commensurate with expected growth in revenue and associated operations.

MANAGEMENT'S DISCUSSION AND ANALYSIS OR PLAN OF OPERATION.
----------------------------------------------------------

     Forward-looking Statement.
     --------------------------

     Statements made in this Form 8-K Current Report which are not purely historical are forward-looking statements with respect to our goals, plan objectives, intentions, expectations, financial condition, results of operations, future performance and business, including, without limitation,
(i) our ability to raise capital, and (ii) statements preceded by, followed by or that include the words "may", "would", "could", "should", "expects", "projects", "anticipates", "believes", "estimates", "plans", "intends", "targets" or similar expressions.

     Forward-looking statements involve inherent risks and uncertainties, and important factors (many of which are beyond our Company's control) that could cause actual results to differ materially from those set forth in the forward-looking statements, including the following, general economic or industry conditions, nationally and/or in the communities in which we conduct business, changes in the interest rate environment, legislation or regulatory requirements, conditions of the securities markets, our ability to raise capital, changes in accounting principles, policies or guidelines, financial or political instability, acts of war or terrorism, other economic, competitive, governmental, regulatory and technical factors affecting our operations, products, services and prices.

     Accordingly, results actually achieved may differ materially from
expected results in these statements.   Forward-looking statements speak only
as of the date they are made.   We do not undertake, and specifically
disclaims, any obligation to update any forward-looking statements to reflect events or circumstances occurring after the date of such statements.

     BioCal Plan of Operation.
     -------------------------

     BioCal's capital requirements depend on numerous factors including market acceptance of its products, the resources it devotes to developing and supporting its products and other factors. Management expects to devote additional capital resources to continue BioCal's research and development efforts, to expand support and product development activities and for other general corporate activities. Selling, General and Administrative expenses are expected to increase primarily due to planned increases in employment costs related to BioCal's first putting in place marketing, sales and service functions, and general increases in other marketing and general and administrative expenses as a result of these commercial activities. We expect selling, marketing and product promotion expenses to increase over the next several years to support the more global commercialization of our products. BioCal anticipates that general and administrative expenses will increase but at a lesser percentage rate of sales.

     BioCal believes that its current cash balances and its expected successful current in process private placement of "restricted securities" to "accredited investors" only, together with the revenue to be derived from its commercial sales from its genotyping products will be sufficient to fund its operations at least through the early part year 2005. Its future capital requirements will depend on many factors, including, among others:

     * continued market acceptance of our genotyping  products;

     * continued scientific progress in product development programs;

     * the magnitude and scope of company research and product development programs;

     * its ability to maintain and establish additional, partnerships and licensing arrangements;

     * the time and costs involved in expanding and maintaining its manufacturing facilities;

     * the costs involved in preparing, filing, prosecuting, maintaining, defending and enforcing patent claims;

     * the potential need to develop, acquire or license new technologies and products; and

     *other factors not within its control.

     BioCal expects to attain positive cash flows from operations by the fourth quarter of 2005, and it believes that current and expected cash balances are adequate to satisfy cash needs at least through the early part of 2005. Its actual cash needs could vary considerably, however, depending on opportunities that arise over the course of 2004 and 2005. During or after this period, if cash generated by operations is insufficient to satisfy its liquidity requirements, BioCal may need to sell additional equity or debt securities or obtain additional credit arrangements. An inability to obtain additional financing may force delays in research and product development activities and, ultimately, cause BioCal to cease operations.

     BioCal has incurred operating losses since its inception and expect to incur losses for the foreseeable future. It will continue to make investments in research and development and infrastructure building over the next several years.

     BioCal Results of Operations.
     -----------------------------

     For the quarter ended June 30, 2004, BioCal had total revenues of $211,340 which was comprised of $210,429 from sales and $911 from interest and other income.

     Total expenses for the quarter ended June 30, 2004, were $535,431, with the major expenses being for payroll and research and development supplies. The net loss for the quarter ended June 30, 2004, was ($324,091).

     For the year ended February 29, 2004, BioCal had total revenues of $148,991, which was comprised of $103,208 in sales and $10,886 in interest and other income. When you compare the total revenues of $51,434 for the year ended February 28, 2003, there is an increase of $97,557 which resulted from a dramatic increase in sales.

     Total expenses for the year ended February 29, 2004, were $1,429,357 compared to $793,227 for the same period in 2003. The increase is primarily due to an increase in payroll and research and development supplies due to the increase in sales. The net loss for the year ended February 29, 2004, was ($1,280,366), compared to the previous year loss of ($741,793).

     Liquidity.
     ----------

     Total cash available June 30, 2004, was $163,717. Total current assets were $717,250, with total current liabilities of $598,026 and stockholders equity of $119,224.

     The closing of the Reorganization Agreement between us and BioCal resulted in the receipt of aggregate gross proceeds of approximately $1,751,437.50 from the sale of our Units and the exercise of the Warrants comprising a portion of such Units and the warrants granted to MBC on the closing of the Reorganization Agreement. See Item 1. We had expenses estimated at approximately $160,750 that were related to the Units sold to date in the Units offering.

RISK FACTORS AFFECTING OPERATING RESULTS.
-----------------------------------------

     The following risk factors should be considered, among others, in evaluating BioCal's business, products and prospects. This list is not inclusive; BioCal is subject to the risks inherent in any

     Risks Related To Its Business.
     ------------------------------

     The Genotyping Products May Not Achieve Market Acceptance, Which Could Cause Revenue to Grow Slowly or Decline.
----------------------------------------

     BioCal's genotyping products, which it developed prior to its merger with eGene on July 14, 2004, have only recently begun to be used commercially. If these systems do not gain further market acceptance, BioCal will be unable to generate significant sales of these products and its revenue may grow more slowly than expected or decline. The commercial success of its genotyping products will depend upon capital spending by its potential customers, and market acceptance of the merits of its genotyping capillary electrophoresis systems by biotechnology companies, academic research centers and other companies that rely upon genotyping analyses. Market acceptance will depend on many factors, including:

     * its ability to demonstrate the advantages and potential economic value of its genotyping systems over alternative well-established technologies;

     * capital spending by its customers and potential customers, which has been sluggish as a result of current economic conditions and other industry-specific factors; and

     * its ability to market company genotyping systems.

     Because the genotyping capillary electrophoresis systems have been in operation for only a limited period of time, their accuracy, reliability, ease of use and commercial value have not been fully established. If the early customers do not endorse BioCal's genotyping systems because these systems fail to generate the quantities and quality of data they expect, are too difficult or costly to use or are otherwise deficient, market acceptance would suffer and further sales may be limited. BioCal cannot assure you that these customers' efforts to put its high throughput systems into use will continue or will be expeditious or effective. Potential customers for these systems may also wait for indications from BioCal's early genotyping system customers that its system works effectively and generate substantial benefits. Further, non-acceptance by the market of its initial systems could undermine not only those systems but subsequent systems as well.

     The genotyping productivity tools equipment market is competitive and is characterized by technological change and frequent new product introductions. The commercial success of company genotyping systems depends upon continued and expanding market acceptance of its systems and products by biotechnology companies and genomics research organizations, and upon availability to address quickly any performance problems that its customers encounter. BioCal anticipates that its competitors will introduce new, enhanced products in this market. Its future success will depend on its ability to offer new products and technologies that researchers believe are an attractive alternative to current products and technologies that address the evolving needs of BioCal customers and that are technologically superior to new products that may be offered by competitors. We may experience difficulties or delays in the development efforts for new products, and BioCal may not ultimately be successful in developing them. Any significant delay in releasing new products in this market could adversely affect BioCal's, reputation, give a competitor a first-to-market advantage or cause a competitor to achieve greater market share.

     If We Do Not Successfully Introduce Newer, Lower Cost Versions of Company Systems and Expand the Range of Applications for These Systems, Biocal May Experience a Decline in Revenue or Slow Revenue Growth and May Not Achieve or Maintain Profitability.
-----------------------

     BioCal intends to continue developing new, lower cost versions of its genotyping systems with enhanced features that address existing or emerging customer needs, such as novel assay functionalities. If it is unable to do so, company systems may not become more widely used and BioCal may experience a decline in revenue or slow revenue growth and may not achieve or maintain profitability.

     Biocal's Business May Be Adversely Affected by Downturns in the Economy.
     ------------------------------------------------------------------------

     BioCal is subject to the capital spending patterns of this industry, which over the past several years have been unfavorably impacted by general economic conditions and increased competition. If BioCal customers and potential customers do not increase their capital spending budgets, BioCal could face weak demand for its products.

     Biocal's Industry Is Very Competitive.
     --------------------------------------

     BioCal's business is highly competitive and its growth is dependent upon market growth and its ability to enhance its existing products and introduce new products on a timely basis. One of the ways BioCal may address the need to develop new products is through acquisitions of complementary businesses and technologies. Acquisitions involve numerous risks.

     Biocal Has Not Recorded Profitable Operations since its Inception and My Never Achieve Profitably.
-------------------------

     BioCal expects to incur future operating losses and may not achieve profitably. It has experienced development stage operating losses each year since its inception and expect to incur additional operating losses for the calendar year of 2004, primarily as a result of a current slow economic climate, and expected continuing expenses for manufacturing capabilities, research and product development costs and general and administrative costs. It may never achieve profitability.

     Its operating results may fluctuate significantly and any failure to meet financial expectations may disappoint securities analysts or investors and result in a decline in its stock price.

     Biocal Has Limited Manufacturing Experience.
     --------------------------------------------

     BioCal has limited experience in manufacturing of its products and may encounter manufacturing problems or delays, which could result in lost revenue.

     Biocal Depends on its Key Personnel, the Loss of Whom Would Impair its Ability to Compete.
-------------------

     BioCal is highly dependent on the principal members of its management
(CEO   Dr. Udo Henseler, Dr. Ming Liu and Varouj Amirkhanian both World-class
Engineering and Biological Sciences Executives and Board members). The loss of services of any of these persons could seriously harm product development and commercialization efforts. In addition, research, product development and commercialization will require additional skilled personnel in areas such as chemistry and biology, software engineering and electronic engineering. Competition for and retention of personnel, particularly for employees with technical expertise, is intense and the turnover rate for these people is high. If BioCal is unable to hire, train and retain a sufficient number of qualified employees, its ability to conduct and expand its business could be reduced. The inability to retain and hire qualified personnel could also hinder the planned expansion of its business.

     Biocal's Intellectual Property Rights May Not Protect it and its
Products.
---------

     BioCal products could infringe on the intellectual property rights of others, which may cause it to engage in costly litigation and, if it is not successful, could also cause it to pay substantial damages and prohibit it from selling its products. Third parties may assert infringement or other intellectual property claims against it. Even if these claims are without merit, defending a lawsuit takes significant time, may be expensive and may divert management attention from other business concerns. BioCal is not aware of any third-party patents claims against it.

     BioCal may need to initiate lawsuits to protect or enforce its patents, which would be expensive and, if it loses, may cause it to lose some of its intellectual property rights, which would reduce its ability to compete in the market. BioCal relies on patents to protect its intellectual property and its competitive position, especially in its capillary electrophoresis microfluidics business. The rights BioCal relies upon to protect its intellectual property underlying company products may not be adequate, which could enable third parties to use this technology and would reduce its ability to compete in the market.

     In addition to patents, BioCal relies on a combination of trade secrets, copyright and trademark laws, nondisclosure agreements and other contractual provisions and technical measures to protect its intellectual property rights. Nevertheless, these measures may not be adequate to safeguard the technology underlying company products.

     Notwithstanding BioCal's efforts to protect its intellectual property, its competitors may independently develop similar or alternative technologies or products that are equal or superior to company technology and products without infringing on any of our intellectual property rights or design around company proprietary technologies.

     The Loss of One or More Suppliers of Biocal May Have an Adverse Effect on its Operations.
---------------

     BioCal obtains some of the components and subassemblies included in its systems from a single source or a limited group of suppliers, and the partial or complete loss of one of these suppliers could cause production delays and a substantial loss of revenue.

     BioCal maintains only a limited number of long-term supply agreements with its suppliers.

     Its reliance on a limited group of suppliers involves several risks, including the following:

     * we may be unable to obtain an adequate supply of required components;

     * we have reduced control over pricing and the timely delivery of components and subassemblies; and

     * company suppliers may be unable to develop technologically advanced products to support BioCal's growth and development of new systems.

     Because the manufacturing of certain of these components and subassemblies involves complex processes and requires long lead times, BioCal may experience delays or shortages caused by suppliers. It believes that alternative sources could be obtained at the same prices and on substantially the same terms and conditions, if necessary, for most sole and limited source parts. However, if it were forced to seek alternative sources of supply or to manufacture such components or subassemblies internally, it might be forced to redesign company systems, which could prevent it from shipping its systems to customers on a timely basis.

     Biocal May Need Additional Capital.
     -----------------------------------

     Failure to raise additional capital or generate the significant capital necessary to expand BioCal's operations and invest in new products could reduce its ability to compete and result in lower revenue. BioCal anticipates that its existing capital resources will enable it to maintain currently planned operations at least through the early year 2004. However, it premises this expectation on its current operating plan, which may change as a result of many factors. Consequently, it may need additional funding sooner than anticipated. Its inability to raise needed capital would harm its business. In addition, it may choose to raise additional capital due to market conditions or strategic considerations even if it believes it has sufficient funds for its current operating plans. To the extent that additional capital is raised through the sale of equity or convertible debt securities, the issuance of these securities could result in dilution to company stockholders.

     BioCal currently has no credit facility or committed sources of capital. To the extent operating and capital resources are insufficient to meet future requirements, it will have to raise additional funds to continue the development and commercialization of its technologies. These funds may not be available on favorable terms, or at all. If adequate funds are not available on attractive terms, it may be required to curtail operations significantly or to obtain funds by entering into financing, supply or collaboration agreements on unattractive terms.

DESCRIPTION OF PROPERTY.
------------------------

     BioCal's headquarters are located in Orange, California, where it occupies one leased facility totaling approximately 2,000,000 square feet which includes research and development, final assembly of product and administration. The current monthly lease is $1,500. The lease will expire in 2004 unless BioCal exercises its option to extend the lease. BioCal has identified a new location with more space to meet current and future needs. Estimated space allocation in the new location is anticipated as follows: laboratories, 1,500 square feet; Office space, including marketing, sales, engineering and administration, 2,500 square feet; manufacturing, receiving, shipping and warehousing, 3,500 square feet.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT.
---------------------------------------------------------------

     The following table sets forth certain information as of July 14, 2004, regarding current beneficial ownership of the shares of our common stock by (i) each person known by us to own more than five percent of our outstanding common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group. Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown. The information presented is based upon 15,337,454 outstanding shares of our common stock.

Name                           Positions Held       Shares Owned        %
----                           --------------       -------------      --

Udo Henseler                   CEO and Director      874,428 (1)      5.7%

Ming-Sun Liu                   Executive Vice       1,137,012 (2)     7.4%
                               President and
                               Director

Varoujan Amirkhanian           Executive Vice       1,335,778 (3)     8.7%
                               President and
                               Director

Shing-Ching Lu                 Director               866,142 (4)     5.6%

Directors and Officers (four [4])                     4,213,360      27.4%

     (1) These computations include 46,667 BioCal Options that have not yet been converted to common stock of eGene.

     (2) These computations include 46,667 BioCal Options that have not yet been converted to common stock of eGene.

     (3) These computations include 450,000 BioCal Options that have not yet been converted to common stock of eGene.

     (4) These computations include 12,000 BioCal options that have not yet been converted to common stock of eGene.

Contractual Arrangements Regarding Changes in Control.
------------------------------------------------------

    Except as indicated above, there are no arrangements or understandings that may result in a change in control of the Registrant or BioCal. See Item 1.

DIRECTORS AND EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS.
----------------------------------------------------------------

     Identity of Directors and Executive Officers.
     ---------------------------------------------

     The following delineates certain information concerning our newly designated directors and executive officers:
                                                             Positions
                                   Positions with               with
         Name            Age        the Company                 BioCal
         ----            ---        -----------              ----------

Udo Henseler             64         CEO and Director         CEO and Director

Ming-Sun Liu             45         Executive Vice           Executive Vice

                                    President and            President and
                                    Director                 Director

Varoujan Amirkhanian     46         Executive Vice           Executive Vice
                                    President and            President and
                                    Director                 Director

Shing-Ching Lu           50         Director                 Director

    Directors are elected by our stockholders to serve until the next annual meeting of our stockholders or until their successors have been elected and have duly qualified. Officers are appointed to serve until the annual meeting of our Board of Directors following the next annual meeting of our stockholders and until their successors have been elected and have qualified.

     The following is a summary of the business experience of each of our current directors and executive officers:

     Udo Henseler, Ph.D., is our CEO and a Director. He joined our Company as CEO in October 2002. From April, 2002, to October, 2002, Dr. Henseler carried out work at the private firm-MSI Management Services International. From 1999 to June, 2002, Dr. Henseler was a director, and from June, 2001, to March, 2002, he was the Executive Vice President, CFO and Investor of ChemoKine Therapeutics Corporation, a biopharmaceutical company. From April, 2000, to June, 2001, he served on the Executive Committee and was Senior Vice President and CFO of Isotag Technology, Inc., which develops, manufactures and markets biotechnology identification products and services. From 1996 to 2000, he served on the Executive Committee and was Vice President and CFO of Qualicon Inc., a DuPont company. Qualicon is a developer and manufacturer of analytical instruments for testing of biologically derived products. Before joining Qualicon Inc, he held several positions as Director, Executive VP and CFO at Andrx Corporation, as Executive Committee Chairman, VP and CFO at Coulter Corporation, and executive positions at Genetic Systems Corp., and Beckman Instruments. Dr. Henseler earned a B. A. Degree in Germany, and Masters and Ph.D. Degrees from the Claremont Graduate University in Claremont, California.

     Ming S. Liu, Ph.D., is our Executive Vice President and a Director. Dr. Liu has served in various capacities including Founder, President, Chief Application Scientist and Corporate R&D of Biocal Technology, Inc. since July, 2000. He is directly concentrating on the entire space of our applied biological, chemistry and related customer solutions. He was the Principal Scientist, Beckman Coulter, Inc., from November, 1993, to July, 2000. He obtained his M. S. Degree from Nation Taiwan University, Taiwan, in 1983; and his Ph.D. Degree from University of British Columbia, Canada, in 1991.

     Varouj D. Amirkhanian, B.S., is our Executive Vice President and Director. Mr. Amirkhanian has served in various capacities, including Founder and VP/R&D of BioCal Technology, Inc. since October, 2000. He is responsible for invention, design and development of high-throughput DNA analysis instruments/detection devices. He was with Beckman Coulter Inc. as Senior R&D Systems Engineer/Scientist for nine years (1992-2000), in charge of invention, design and development of optical detection devices for CE base instruments. Mr. Amirkhanian has over 20 years of experience in product development and commercialization of biotechnology instruments and biomedical laser devices. He held various Project and Systems level engineering positions at Beckman Coulter, Pfizer and Baxter Healthcare. Mr. Amirkhanian holds a B. A. Degree in Physics and a B. S. Degree in Engineering. He has published several technical papers and holds 15 patents (eight issued and seven pending).

     Shing-Ching Lu, M.S., is one of our Directors. Mr. Lu is Chairman, Wanmeitec Electronic Co., Ltd., Taiwan. Subsequent to graduating from National Taiwan University with an M.S. degree in civil engineering, Mr. Lu started his own company and was actively involved in major projects where he contributed his extensive knowledge of environmental impact, circulating water systems and raw water supply to the betterment of Taiwan's infrastructure.
Mr. Lu was one of the founders of Wanmeitec Electronic Co., Ltd. in China.
Mr. Lu specializes in creating and implementing high-performance strategies that directly impact growth and profitability of large companies. Mr. Lu has extensive project marketing and company management experience as well as a strong background in site planning, feasibility study and civil engineering designs.

Family Relationships.
---------------------

     There are no family relationship by or between any of the directors or executive officers.

Pending Legal Proceedings.
--------------------------

     To the knowledge of our management, no director or executive officer is party to any action in which any has an interest adverse to us.

Involvement in Certain Legal Proceedings.
-----------------------------------------

     To the knowledge of our management and during the past ten (10) years, no present or former director, person nominated to become a director, executive officer, promoter or control person of our Company:

          (1) Was a general partner or executive officer of any business by or against which any bankruptcy petition was filed, whether at the time of such filing or two years prior thereto;

          (2) Was convicted in a criminal proceeding or named the subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);

          (3) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him from or otherwise limiting, the following activities:

               (i) Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity;

               (ii) Engaging in any type of business practice; or

              (iii) Engaging in any activity in connection with the
                    purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

          (4) Was the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described above under this Item, or to be associated with persons engaged in any such activity;
          (5) Was found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission to have violated any federal or state securities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been subsequently reversed, suspended, or vacated; or

          (6) Was found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated.

EXECUTIVE COMPENSATION.
-----------------------

     For information on us and our directors and executive officers prior to the closing of the Reorganization with BioCal, please see our Form 10-KSB Annual Report for the year ended December 31, 2004, that is incorporated by reference in Item 7.

     The following table sets forth the aggregate compensation paid by BioCal for services rendered during the periods indicated:

                           SUMMARY COMPENSATION TABLE

                             Long Term Compensation
                    Annual Compensation   Awards  Payouts
(a)          (b)      (c)   (d)   (e)    (f)   (g)     (h)   (i)

                                               Secur-
                                               ities         All
Name and   Year or               Other   Rest- Under-  LTIP  Other
           Period   Salary Bonus Annual  ricte dlying  Pay-  Comp-
Position   Ended      ($)   ($)  Compen- Stock Options outs  ensat'n
---------------------------------------------------------------------

Udo        06/30/04 $48,333  0     0       0      1      0     0
Henseler,  02/29/04 $84,583  0     0       0      0      0     0
CEO        02/28/03          0     0       0      0      0     0
           02028/02          0     0       0      0      0     0

Ming-Sun   06/30/04 $48,333  0     0       0      2      0     0
Liu,       02/29/03$117,583  0     0       0      0      0     0
President  02/28/02 $79,200  0     0       0      0      0     0
           02/28/02 $79,200  0     0       0      0      0     0

Varoujan   06/30/04 $41,666  0     0       0      3      0     0
Amirk-     02/29/04$107,041  0     0       0      0      0     0
hanian,    02/28/03 $81,900  0     0       0      0      0     0
VP         02/28/02 $81,900  0     0       0      0      0     0

Shing-     06/30/04          0     0       0      4      0     0
Ching      02/29/04          0     0       0      0      0     0
Lu,        02/28/03          0     0       0      0      0     0
Director   02/28/02          0     0       0      0      0     0

      (1) 46,667 $0.05 BioCal Options (taking into account the one for three exchange under the BioCal Reorganization Agreement), issued during the fiscal year ended February 28, 2004, that have not yet been converted to common stock of eGene.

     (2) 46,667 $0.05 BioCal Options (taking into account the one for three exchange under the BioCal Reorganization Agreement), issued during the fiscal year ended February 28, 2004, that have not yet been converted to common stock of eGene.

     (3) 450,000 $0.05 BioCal Options (taking into account the one for three exchange under the BioCal Reorganization Agreement), issued during the fiscal year ended February 28, 2004, that have not yet been converted to common stock of eGene.

     (4) 12,000 $0.05 BioCal Options (taking into account the one for three exchange under the BioCal Reorganization Agreement), issued during the fiscal year ended February 28, 2004, that have not yet been converted to common stock of eGene.

Securities Authorized for Issuance under Equity Compensation Plans.
-------------------------------------------------------------------

                         Equity Compensation Plan Information
                         ------------------------------------

            Number of                                  Number of securities
            securities                                 remaining available
            to be issued                               for future issuance
            upon exercise       Weighted-average       under equity
            of outstanding      exercise price of      compensation plans
Plan        options, warrants   outstanding options,   excluding securities
category    and rights          warrants and rights    reflected in column (a)
--------    ----------          -------------------    -----------------------

               (a)                      (b)                      (c)

Equity
compen-
sation
plans          -0-                      -0-                      -0-
approved
by
security
holders

Equity       821,975*                  $0.05*                    821,975*
compen-
sation
plans not
approved
by
security
holders

Total       821,975                   $0.05                      821,975

          * Takes into account the one for three exchange ratio under the BioCal Reorganization Agreement.


     Compliance with Section 16(a) of the Exchange Act.
     --------------------------------------------------

     All reports required to be filed pursuant to Section 16(a) of the Exchange Act have been or will be filed with respect to the change of control referenced in Item 1 no later than the date of this Current Report.

     Audit, Nominating and Compensation Committees.
     ----------------------------------------------

     We have no audit, nominating or compensation committees.

Certain Relationships and Related Transactions.
-----------------------------------------------

     Transactions with Management and Others.
     ----------------------------------------

     There have been no material transactions involving $60,000 or more between BioCal and/or its directors, executive officers or five percent stockholders other than compensatory arrangements set forth under the caption "Executive Compensation," above.

DESCRIPTION OF SECURITIES.
--------------------------

     BioCal is authorized to issue one class of securities, being comprised of no par value common voting stock.

     The holders of BioCal's no par value common stock have traditional rights as to voting, dividends and liquidation. All shares of common stock are entitled to one vote on all matters; there are no pre-emptive rights and cumulative voting is not allowed. BioCal common stock is not subject to redemption and carries no subscription or conversion rights. In the event of our liquidation, the holders of BioCal common stock are entitled to share equally in corporate assets after satisfaction of all liabilities.

MARKET PRICE OF AND DIVIDENDS ON COMMON EQUITY AND RELATED STOCKHOLDER
MATTERS.
--------

     Market Information.
     -------------------

     Our shares of common stock are traded on the OTC Bulletin Board under the symbol "EGEI.OB"; however, there is not and has not been any "established trading market" for these securities.

     There has never been a publicly-traded market for the securities of BioCal.

     Holders.
     --------

     The number of record holders of our common stock as of July 14, 2004, was approximately 1,220. BioCal had approximately 132 stockholders on that date. We are in the process of exchanging our securities with the BioCal Stockholders so these stockholder numbers will be combined.

     Dividends.
     ----------

     We have not declared any cash dividends with respect to our common stock and do not intend to declare dividends in the foreseeable future. Our future dividend policy cannot be ascertained with any certainty; however, there are no material restrictions limiting, or that are likely to limit, our ability to pay dividends on our common stock.

     BioCal has not declared or paid any dividends since its inception.

Legal Proceedings.
------------------

     Neither us nor BioCal is a party to any pending legal proceeding and, to the knowledge of management, no federal, state or local governmental agency is presently contemplating any proceeding against us or BioCal. No director, executive officer or affiliate of ours, BioCal or owner of record or beneficially of more than five (5) percent of our or BioCal's common stock is a party adverse to us or BioCal or has a material interest adverse to us or BioCal in any proceeding.

Code of Ethics.
---------------

     We are in the process of adopting a Code of Ethics for our executive officers. We expect to adopt such a Code of Ethics at our next regularly scheduled Board of Directors meeting.

     BioCal does also does not have a Code of Ethics, and as a wholly-owned subsidiary of ours, any Code of Ethics adopted by us will apply to BioCal.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS.
----------------------------------------------

     Mantyla, McReynolds & Associates, 5872 South 900 East, Suite 250, Salt Lake City, Utah 84121, has audited our financial statements for the calendar years ended since December 31, 1999, through December 31, 2003. It is anticipated that Mantyla, McReynolds & Associates will continue our auditors following the closing of the BioCal Reorganization Agreement.

     Sonnenberg & Company, P.C. of San Diego, California, audited the financial statements of BioCal for the fiscal years ended February 29, 2000, through February 29, 2004.

     During the most recent fiscal year of BioCal, and through the date of this Current Report, there were no disagreements between BioCal and Sonnenberg & Company, P.C., whether resolved or not resolved, on any matter of accounting principles or practice, financial statement disclosure or auditing scope or procedure, which, if not resolved, would have caused them to make reference to the subject matter of the disagreement in connection with their reports.

     During BioCal's most recent fiscal year, and through the date of this Current Report, Sonnenberg & Company, P.C. has not advised BioCal that any of the following exists or is applicable:

     (1) That the internal controls necessary for it to develop reliable financial statements do not exist, or that information has come to their attention that has led them to no longer be able to rely on BioCal's management's representations or that has made them unwilling to be associated with the financial statements prepared by management;

     (2) That BioCal needs to expand significantly the scope of its audit, or that information has come to their attention that if further investigated may materially impact the fairness or reliability of a previously issued audit report or the underlying financial statements or any other financial presentation, or cause them to be unwilling to rely on management's representations or be associated with BioCal's financial statements for the foregoing reasons or any other reason; or

     (3) That they have advised BioCal that information has come to their attention that they have concluded materially impacts the fairness or reliability of either a previously issued audit report or the underlying financial statements for the foregoing reasons or any other reason.

     During our most recent fiscal year, and through the date of this Current Report, BioCal has not consulted Mantyla, McReynolds & Associates, regarding the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on BioCal financial statements or any other financial presentation whatsoever.

      Sonnenberg & Company, P.C. Review Report of BioCal for the period ended June 30, 2004, that appears below, was qualified with a "going concern" qualification.

RECENT SALES OF UNREGISTERED SECURITIES.
----------------------------------------

     eGene.
     ------

     On October 10, 1999, the Registrant issued 6,000,000 "unregistered" and "restricted" shares of common stock at a value of $.001 per share to Jenson Services, in consideration of the payment of $6,000 for audit and other corporate expenses incurred on behalf of the Registrant. On November 1, 2000, 5,000,000 of the above mentioned "unregistered" and "restricted" shares were canceled and returned to treasury. The remaining 1,000,000 shares that were issued to Jenson Services were cancelled in connection with the closing of the BioCal Reorganization Agreement. See Item 1.

     Except as indicated under Item 1 with respect to the BioCal
Reorganization Agreement, no other "restricted securities" of the Registrant have been issued during the past three years.

     These sales were made to "accredited investors" only, pursuant to Section 4(60 of the Securities Act of 1933, as amended (the "Securities Act"); and Rule 506 promulgated under the Securities Act. State securities laws, rules and regulations respecting prior registration were preempted by the National Securities Markets Improvement Act of 1996 ("NSMIA")for sales made pursuant to these requirements.

     BioCal.
     -------

     The following "restricted securities" of BioCal were sold during the past fiscal years ended February 29, 2004, 2003, 2002, 2001 and 2000:

                                                      Number of
Year                                                Shares or Units
----                                                ---------------
2004                                                   364,761*
2003                                                   267,179*
2002                                                    68,137*
2001                                                   198,356*
2000                                                    36,750*

     These sales were made to "accredited investors" only, pursuant to Section 4(6) of the Securities Act of 1933, as amended (the "Securities Act"); and Rule 506 promulgated under the Securities Act. State securities laws, rules and regulations respecting prior registration were preempted by NSMIA for sales made pursuant to these requirements.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.
------------------------------------------

     eGene.
     ------

     Section 78.7502(1) of the Nevada Revised Statutes authorizes a Nevada corporation to indemnify any director, officer, employee, or corporate agent "who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the corporation" due to his corporate role. Section 78.7502(1) extends this protection "against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with the action, suit or proceeding if he acted in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful."

     Section 78.7502(2) of the NRS also authorizes indemnification of the reasonable defense or settlement expenses of a corporate director, officer, employee or agent who is sued, or is threatened with a suit, by or in the right of the corporation. The party must have been acting in good faith and with the reasonable belief that his actions were not opposed to the corporation's best interests. Unless the court rules that the party is reasonably entitled to indemnification, the party seeking indemnification must not have been found liable to the corporation.

     To the extent that a corporate director, officer, employee, or agent is successful on the merits or otherwise in defending any action or proceeding referred to in Section 78.7502(1) or 78.7502(2), Section 78.7502(3) of the NRS requires that he be indemnified "against expenses, including attorneys' fees, actually and reasonably incurred by him in connection with the defense."

     Section 78.751(1) of the NRS limits indemnification under Sections 78.7502(1) and 78.7502(2) to situations in which either (1) the stockholders,
(2)the majority of a disinterested quorum of directors, or (3) independent legal counsel determine that indemnification is proper under the circumstances.

     Pursuant to Section 78.751(2) of the NRS, the corporation may advance an officer's or director's expenses incurred in defending any action or proceeding upon receipt of an undertaking. Section 78.751(3)(a) provides that the rights to indemnification and advancement of expenses shall not be deemed exclusive of any other rights under any bylaw, agreement, stockholder vote or vote of disinterested directors. Section 78.751(3)(b) extends the rights to indemnification and advancement of expenses to former directors, officers, employees and agents, as well as their heirs, executors, and administrators.

     Regardless of whether a director, officer, employee or agent has the right to indemnity, Section 78.752 allows the corporation to purchase and maintain insurance on his behalf against liability resulting from his corporate role.

     BioCal.
     -------

     Subject to certain limitations, Section 317 of the California Corporations Code provides in part that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any proceeding (other than an action by or in the right of the corporation to procure a judgment in its favor) by reason of the fact that the person is or was an agent (which term includes officers and directors) of the corporation, against expenses, judgments, fines, settlements, and other amounts actually and reasonably incurred in connection with the proceeding if that person acted in good faith and in a manner the person reasonably believed to be in the best interests of the corporation and, in the case of a criminal proceeding, had no reasonable cause to believe the conduct of the person was unlawful.
The California indemnification statute, as provided in Section 317 of the California Corporations Code, is nonexclusive and allows a corporation to expand the scope of indemnification provided, whether by provisions in its Bylaws or by agreement, to the extent authorized in the corporation's articles.

FINANCIAL STATEMENTS OF BIOCAL.
-------------------------------

                     Biocal Technology, Inc.
                   Audited Financial Statements
                        February 29, 2004


                              INDEX
Independent Auditors Report

Balance Sheets-February 29, 2000 through 2004

Statements of Operations-Years Ended February 28 and the period
March 1, 1999 (Date of Inception) to February 29, 2004

Statements of Changes in Stockholders' Equity-Years Ended February 28 and the period March 1, 1999 (Date of Inception) to February 29, 2004

Statements of Cash Flows-Years Ended February 28 and the period
March 1, 1999 (Date of Inception) to February 29, 2004

Notes to Financial Statements

                      BIOCAL TECHNOLOGY, INC.
                   (A Development Stage Company)
                    Audited Financial Statements
                          February 29, 2004

                   INDEPENDENT AUDITOR'S REPORT


To the Board of Directors and Shareholders:

We have audited the accompanying balance sheets of BioCal Technology, Inc., (a development stage company) as of February 29, 2000 through 2004, and the related statements of operations, changes in stockholders' equity, and cash flows for the years then ended and for the period from March 1, 1999 (inception), to February 29, 2004. These financial statements are the responsibility of BioCal Technology, Inc.'s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with U.S. generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BioCal Technology, Inc., as of February 29, 2000 through 2004, and the results of its operations and its cash flows for the years then ended and from March 1, 1999 (inception), to February 29, 2004, in conformity with U.S. generally accepted accounting principles.


                                       /s/Sonnenberg & Company

April 9, 2004                          Sonnenberg & Company, CPAs

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                          BALANCE SHEETS
                  February 29, 2000 through 2004

                      Feb 29, 00  Feb 28, 01  Feb 28, 02 Feb 28, 03 Feb 29, 04
ASSETS
Current Assets
Cash
 Petty Cash          $         0  $        0  $        0 $      107 $     212
 Savings                  76,310     478,732     182,061    159,585    81,891
 Checking                    588         371         356     (5,080)   44,013
                     -----------  ----------  ---------- ---------- ---------
Total Cash                76,898     479,103     182,417    154,612   126,116
Accounts Receivable                                             304    54,627
Work in Progress                                                      200,252
Advance-Employee              81      10,721      10,206      9,739     8,880
                     -----------  ----------  ---------- ---------- ---------
Total Current Assets      76,979     489,824     192,623    164,655   389,875

Fixed Assets
Computer Equipment           129       6,292      12,869     28,224    39,239
Equipment and Machinery   16,213      24,102      25,684     30,006    57,927
Office Furniture &
 Fixtures                  1,293       7,437       8,989     16,013    18,413
Less Accumulated Depr.    (1,114)     (9,129)    (19,689)   (33,100)  (54,414)
                    ------------  ----------  ---------- ---------- ---------
Total Fixed Assets        16,521      28,702      27,853     41,143    61,165

Other Assets
Amortizable Cost, less
amortization               3,685       2,763       1,841      3,176     2,254
Deferred Patent Costs                 13,562      41,220    123,298   217,722
Electricity Deposit          120         180                    584       584
Equipment Deposit                                             3,580
Rent Deposit                 360         360       1,220      1,220     1,220
                    ------------  ----------  ---------- ---------- ---------
Total Other Assets         4,165      16,865      44,281    131,858   221,780
                    ------------  ----------  ---------- ---------- ---------
TOTAL ASSETS        $     97,665  $  535,391  $  264,757 $  337,656 $ 672,820
                    ============  ==========  ========== ========== =========

LIABILITIES & EQUITY

Current Liabilities
Accounts Payable                       8,139         100     11,573   188,790
Advances from Customers                                                89,866
Accrued Payroll                       18,500      23,025     20,836   252,323
Accrued Vacation Pay                              10,000     13,426    24,032
Accrued Health Insurance                                                4,279
State Income Tax Payable     800
Payroll Tax Liabilities                6,411         221        666     8,458
                    ------------  ----------  ---------- ---------- ---------
Total Current Liabilities    800      33,050      33,346     46,501   567,748
                    ------------  ----------  ---------- ---------- ---------

Equity
Capital Stock            110,250     699,319     903,729  1,705,266 2,799,549
Retained Earnings
(Deficit) Accum. in
Dev. Stage               (13,385)   (196,978)  (672,318)(1,414,111)(2,694,477)
                    ------------  ----------  --------- ---------- ----------
Total Equity              96,865     502,341    231,411    291,155    105,072
                    ------------  ----------  --------- ---------- ----------
TOTAL LIABILITIES
& EQUITY            $     97,665  $  535,391  $ 264,757 $  337,656 $  672,820
                    ============  ==========  ========= ========== ==========

          See Accompanying Notes to Financial Statements

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                     STATEMENTS OF OPERATIONS
                     Years Ended February 28
and the Period March 1, 1999 (Date of Inception) to February 29, 2004

              Feb 29, 00 Feb 28, 01 Feb 28, 02 Feb 28, 03 Feb 29, 04 TOTAL
REVENUES
Testing and
Misc. Services $  1,977  $   7,924  $  31,863 $  43,735 $   34,897 $  120,396
Sales                                                      103,208    103,208
Interest & Other
income              672     16,704     17,650     7,699     10,886     53,611
               --------  ---------  --------- --------- ---------- ----------
Total Revenues    2,649     24,628     49,513    51,434    148,991    277,215

COST OF GOODS SOLD
Cost of Testing
and Services   $  2,883  $   3,072  $   6,459 $  19,339 $    8,458 $   40,211
Cost of Sales                                               35,374     35,374
               --------  ---------  --------- --------- ---------- ----------
Total Costs of
Goods             2,883      3,072      6,459    19,339     43,832     75,585

Gross Profit   $   (234) $  21,556  $  43,054 $  32,095 $  105,159 $  201,630
               --------  ---------  --------- --------- ---------- ----------

EXPENSES
Accounting and
Audit                        5,250        650     1,300     14,050     21,250
Advertising       2,629      4,648      1,617     3,095      1,882     13,871
Amortization Ex     922        922        922       922        922      4,610
Conferences and
Shows               759      1,794      2,018     9,092     10,253     23,916
Depreciation Ex   1,114      8,015     10,560    13,411     21,314     54,414
Dues and Fees       292      1,098      2,160     2,600      9,059     15,209
Insurance                    2,650      1,775     7,798     26,929     39,152
Legal and
Professional         20      2,127      9,052    26,030     81,975    119,204
Office Expenses   1,627      3,228     11,359    14,488     29,697     60,399
Other
Administration      315      1,731      3,438    18,648     65,700     89,832
Payroll                    125,500    273,418   380,703    587,447  1,367,068
Payroll Expenses/
Benefits                     6,014     16,254    16,254     20,011     58,533
Payroll Taxes                9,992     21,281    31,510     45,609    108,392
Rent-Building     1,885      6,201     12,900    18,000     19,500     58,486
R&D-Consulting Fee           8,668     67,930   121,960    165,666    364,224
R&D-Supplies and
Expenses            462      9,495     66,076   80,495     227,883    384,411
Taxes               800        500      1,136    1,182       1,323      4,941
Telephone and
Utilities         1,640      4,666      8,839   13,656      14,504     43,305
Travel and
Entertainment       686      2,650      7,009   12,744      41,801     64,890
               --------  ---------  --------- -------- ----------- ----------
Total Expenses   13,151    205,149    518,394  773,888   1,385,525  2,896,107
               --------  ---------  --------- -------- ----------- ----------
Net Income
(Loss)         $(13,385) $(183,593) $(475,340)$(741,793)(1,280,366)(2,694,477)
               ========  =========  ========= ========= ========== ==========

          See Accompanying Notes to Financial Statements

                     BIOCAL TECHNOLOGY, INC.
                  (A Development State Company)
          STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                     Years Ended February 28
and the period March 1, 1999 (Date of Inception) to February 29, 2004

              Feb 29, 00 Feb 28, 01 Feb 28, 02 Feb 28, 03 Feb 29, 04 TOTAL
CAPITAL STOCK
Beginning
Balance       $      0 $ 110,250  $ 699,319 $   903,729 $1,705,266 $        0
Additional Stock
Purchases      110,250   589,069    204,410     810,537  1,094,283  2,799,549
              -------- --------- ---------- ----------- ---------- ----------
Total Capital
Stock Issued   110,250   699,319    903,729   1,705,266  2,799,549  2,799,549

RETAINED EARNINGS
Beginning
Balance              0   (13,385)  (196,978)   (672,318)(1,414,111)         0
Net Income
(Loss)         (13,385) (183,593)  (475,340)   (741,793)(1,280,366)(2,694,477)
              -------- --------- ---------- ----------- ---------- ----------
Retained
Earnings,
Ending         (13,385) (196,978)  (672,318) (1,414,111)(2,694,477)(2,694,477)
              -------- --------- ---------- ----------- ---------- ----------
Total
Stockholders'
Equity        $ 96,865 $ 502,341 $  231,411 $   291,155 $  105,072 $  105,072
              ======== ========= ========== =========== ========== ==========

          See Accompanying Notes to Financial Statements

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                     STATEMENTS OF CASH FLOWS
                     Years Ended February 28
and the period March 1, 1999 (Date of Inception) to February 29, 2004

           Feb 29, 00 Feb 28, 01 Feb 28, 02 Feb 28, 03  Feb 29, 04   TOTAL
Cash Flows From
Operating
Net Income
(Loss)         $(13,385)$(183,593)$(475,340)$(741,793)$(1,280,366)$(2,694,477)
Adj. of net
income (loss)
to net cash
 Amortization       922       922       922       922         922       4,610
 Depreciation     1,114     8,015    10,560    13,411      21,314      54,414
 (Incr)decr
 oth.curr assts     (81)  (10,640)      515       163    (253,716)   (263,759)
 (incr)decr in
 other assets    (5,087)  (13,622)  (28,338)  (88,499)    (90,844)   (226,390)
 Incr(decr)in
 curr.liab.         800    32,250       296    13,155     521,247     567,748
              --------- --------- --------- --------- ----------- -----------
Net Cash
provided (used) (15,717) (166,668) (491,385) (802,641) (1,081,443) (2,557,854)
              --------- --------- --------- --------- ----------- -----------

Cash Flows from
Investing
 Acquisition
 of Equipment   (17,635)  (20,196)   (9,711)  (26,701)    (41,336)   (115,579)
              --------- --------- --------- --------- ----------- -----------
Net Cash
provided(used)  (17,635)  (20,196)   (9,711)  (26,701)    (41,336)   (115,579)
              --------- --------- --------- --------- ----------- -----------

Cash Flows from
Financing
 Capital Stock
 Issued         110,250   589,069   204,410   801,537   1,094,283   2,799,549
              --------- --------- --------- --------- ----------- -----------
Net Cash
provided(used)  110,250   589,069   204,410   801,537   1,094,283   2,799,549
              --------- --------- --------- --------- ----------- -----------

Net Increase
(Decrease) in
cash             76,898   402,205  (296,686)  (27,805)    (28,496)    126,116

Beginning Cash        0    76,898   479,103   182,417     154,612           0
              --------- --------- --------- --------- ----------- -----------
Ending Cash   $  76,898 $ 479,103 $ 182,417 $ 154,612 $   126,116 $   126,116
              ========= ========= ========= ========= =========== ===========

Supplemental
Disclosure
 Income Taxes
 paid         $     500 $     800 $     800 $     800 $       800 $     3,200


          See Accompanying Notes to Financial Statements

                    BIOCAL TECHNOLOGY, INC.
                 (A Development Stage Company)
                 NOTES TO FINANCIAL STATEMENTS
                 February 29, 2000 through 2004

Note 1.   Organization:

     BioCal Technology, Inc., is a for-profit corporation which was incorporated on February 16, 1999, under the laws of the State of California. The Company is in the business of developing, manufacturing, and marketing analytical systems and reagents for the global genotyping market, based on its novel CE/Micro-Fluidic Technology Platform.

Note 2.   Accounting Policies:

     Accounting method. The Company's accounting records are maintained on the accrual basis in accordance with U.S. generally accepted accounting principles, whereby all income is recognized when earned and expenses are recognized when incurred.

     Amortization. The Company amortizes organization costs, consisting of legal fees and incorporation expenses, over five years on the straight line method.

     Depreciation. Property and equipment are carried at cost for financial statement purposes. On the accompanying financial statements, depreciation is recorded on equipment over the useful lives using accelerated methods and straight line methods as provided by the Internal Revenue Service.

     Cash equivalents. Per the provisions of FASB Statement No. 95, regarding "Statement of Cash Flows", cash equivalents consist primarily of certificates of deposits and other securities with original maturities of 90 days or less. With original maturities over 90 days, they are classified as short-term investments.

     Estimates. The preparation of financial statements in conformity with U.S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Research & Development Expense. The Company expenses research and development costs in accordance with Statements on Financial Accounting Standards (SFAS) No. 2. The Company has incurred substantial R&D costs for consulting, payroll, and materials.

     Work in progress.  Inventories of work in progress are valued at cost.

Note 3.   Income Taxes:

     The Company has incurred net operating losses during the development period, which may be carried forward to offset future taxable income.
     No deferred tax benefit has been recorded. The Company pays the minimum Franchise tax of $800 annually.

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                  February 29, 2000 through 2004

Note 4.   Development Stage Operations:

     The Company was incorporated in 1999. Initial capital stock was sold to key individuals for a total of $25,100. Payroll commenced in August 2000. Office and production facilities were leased in May 2000. Additional capital was raised during the years ended February 2001, 2002, 2003, and 2004, as research and development efforts continued. Operations have been devoted primarily to raising capital, research and development activities, securing patents, pilot production, and global market preparation. Some revenues have been realized from earlier testing services and initial product systems' sales in Japan and Europe.


Note 5.   Concentration of Credit Risk:

     The Company maintained checking and savings deposits at Citibank as of February 29, 2004, for a total of $159,600, which exceeded the FDIC insured limit of $100,000 per financial institution. The Company does not believe that this involves any significant risk.

Note 6.   Deferred Patent Expense:

     The Company has incurred patent costs involving legal services and filing fees for a total expenditure of $217,722. The Company's first patent has been awarded, and several additional patents are in the review process with the USPTO and other countries.

Note 7.    Accrued Compensation and Benefits:

     Accrued payroll and deferred payroll expenses due to several key employees at February 29, 2004, totaled $252,323. Accumulated unpaid employee vacation benefits are recognized as liabilities of the Company. At February 29, 2004, the liability for vacation pay amounted to $24,032.

Note 8.   Line of Credit:

     The Company has a line of credit of $21,500 on its corporate credit card with Advanta Bank Corp.

Note 9.  Capital Stock:

     The Company has 100,000,000 authorized shares. A total of 27,042,992 shares have been issued through February 2004 at various stated values, totaling $2,799,549. No syndication costs or other significant costs have been incurred with raising capital. The Company is currently negotiating additional investment financing.

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                  NOTES TO FINANCIAL STATEMENTS
                  February 29, 2000 through 2004

Note 9.  Capital Stock (Continued):

     The Company adopted a Stock Option Plan in 1999 for 3,550,000 shares maximum, and a second plan in 2002 for 1,000,000 shares, in order to attract and retain key employees and to provide staff with equity incentives in order to promote the financial success of the Company. A total of 6,966,666 option shares have been offered, vesting over a number of forward years . The value of these shares has not been charged to expense as compensation, pending exercise of the purchase option. In the event the number of outstanding shares of the Company is changed by a stock dividend, split, etc., such options shall be proportionately adjusted.

     The Company has adopted a plan offering a 2/1 stock split to shareholders who bought shares at prices of $.40 and $.33 in previous fundraisings, and adding .2 shares for each share bought at $.15 per share.

Note 10.   Lease Commitments:

     The Company leases office space at 1920 E. Katella Ave., Orange, California 92867, on a month to month basis. The monthly rent is $1,500 plus utilities.

Note 11.   Employment Agreements:

     Each employee has signed an employment agreement, acknowledging "at-will" employment, and requiring confidential information and invention assignment with the Company.

Note 12.   Collaborative Agreements:

     The Company entered into a Collaborative Evaluation Agreement in January 2003 with the N.Y. Institute for Basic Research in Development Disabilities. This collaboration is a 2-year agreement for the purpose of studying the feasibility of development DNA-basic diagnostic procedures for the identification of trisomies, such as Down syndrome. The Company also has other collaboration agreements signed or pending for the future with other organizations.

Note 13.   Subsequent Event:

     The Company is presently negotiating terms with investment bankers for additional funding.

                     Biocal Technology, Inc.
                  Reviewed Financial Statements
              Four Month Period Ended June 30, 2004

                              INDEX

Independent Accountant's Review Report

Balance Sheet-June 30, 2004, with comparative figures as of February 28/29, 2000 through 2004

Statements of Operations-For the Four Month Period Ended June 30, 2004, and for the period March 1, 1999 (Date of Inception) to June 30, 2004

Statements of Changes in Stockholders' Equity-For the Four Month Period Ended June 30, 2004, and for the period March 1, 1999 (Date of Inception) to June 30, 2004

Statements of Cash Flows-For the Four Month Period Ended June 30, 2004, and for the period March 1, 1999 (Date of Inception) to June 30, 2004

Notes to Financial Statements

                      BIOCAL TECHNOLOGY, INC.
                   (A Development Stage Company)
                   Reviewed Financial Statements
                Four Month Period Ended June 30, 2004

              INDEPENDENT ACCOUNTANT'S REVIEW REPORT


To the Board of Directors and Shareholders
BioCal Technology, Inc.

We have reviewed the accompanying balance sheet of BioCal Technology, Inc. (BioCal, a development stage company), as of June 30, 2004, and the related statements of operations, changes in stockholders' capital, and cash flows for the four month period then ended and for the period from March 1, 1999 (inception), to June 30, 2004, in accordance with Statement on Standards for Accounting and Review Services issued by the American Institute of Certified Public Accountants. All information included in these financial statements is the representation of BioCal's management.

A review consists principally of inquiries of company personnel and analytical procedures applied to financial data. It is substantially less in scope than an audit in accordance with U. S. generally accepted auditing standards, the objective of which is the expression of an opinion regarding the financial statements taken as a whole. Accordingly, we do not express such an opinion.

Based on our review, we are not aware of any material modifications that should be made to the accompanying financial statements in order for them to be in conformity with U. S. generally accepted accounting principles.

As discussed in Note 13, certain conditions indicate that BioCal may be unable to continue as a going concern. The accompanying financial statements do not include any adjustments to the financial statements that might be necessary should BioCal be unable to continue as a going concern.

The prior years' summarized comparative information has been derived from BioCal's financial statements for the fiscal year ended February 29, 2004, and, in our audit report dated April 9, 2004, we expressed an unqualified opinion on those financial statements.





August 6, 2004                         Sonnenberg & Company, CPAs

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                          BALANCE SHEETS
                              06/30
    (With Comparative Figures as of February 28/29, 2000 through 2004)

                 Feb 29, 00  Feb 28, 01  Feb 28, 02 Feb 28, 03 Feb 29, 04 June 30, 04
ASSETS
Current Assets
Cash
 Petty Cash     $         0  $        0  $        0 $      107 $     212 $     273
 Checking               588         371         356     (5,080)   44,013    40,971
 Savings             76,310     478,732     182,061    159,585    81,891   122,473
                -----------  ----------  ---------- ---------- --------- ---------
Total Cash           76,898     479,103     182,417    154,612   126,116   163,717
Accounts Receivable                                        304    54,627    40,644
Work in Progress                                                 200,252   206,065
Advance-Employee         81      10,721      10,206      9,739     8,880     8,580
                -----------  ----------  ---------- ---------- --------- ---------
Total Current
Assets               76,979     489,824     192,623    164,655   389,875   419,006
                -----------  ----------  ---------- ---------- --------- ---------
Fixed Assets
Computer Equipment      129       6,292      12,869     28,224    39,239    39,239
Equipment and
Machinery            16,213      24,102      25,684     30,006    57,927    57,927
Office Furniture &
 Fixtures             1,293       7,437       8,989     16,013    18,413    18,413
Less Accumulated
Depr.                (1,114)     (9,129)    (19,689)   (33,100)  (54,414)  (61,518)
               ------------  ----------  ---------- ---------- --------- ---------
Total Fixed Assets   16,521      28,702      27,853     41,143    61,165    54,061
                -----------  ----------  ---------- ---------- --------- ---------
Other Assets
Amortizable Cost, less
amortization          3,685       2,763       1,841      3,176     2,254     1,947
Deferred Patent
Costs                            13,562      41,220    123,298   217,722   239,046
Deposits                480         540       1,220      5,384     1,804     3,190
               ------------  ----------  ---------- ---------- --------- ---------
Total Other Assets    4,165      16,865      44,281    131,858   221,780   244,183
               ------------  ----------  ---------- ---------- --------- ---------
TOTAL ASSETS   $     97,665  $  535,391  $  264,757 $  337,656 $ 672,820 $ 717,250
               ============  ==========  ========== ========== ========= =========

LIABILITIES AND CAPITAL

Current Liabilities
Accounts
Payable        $        800  $    8,139  $      100 $   11,573 $ 188,790 $ 199,559
Advances from
Customers                                                         89,866
Accrued Payroll                  18,500      23,025     20,836   252,323   331,935
Accrued Vacation
Pay                                          10,000     13,426    24,032    26,613
Accrued Health
Insurance                                                          4,279     6,724
Payroll Tax
Liabilities                       6,411         221        666     8,458    33,195
               ------------  ----------  ---------- ---------- --------- ---------
Total Current
Liabilities             800      33,050      33,346     46,501   567,748   598,026
               ------------  ----------  ---------- ---------- --------- ---------

Equity
Capital Stock       110,250     699,319     903,729  1,705,266 2,799,549 3,137,792
Retained Earnings
(Deficit) Accum.
in Dev. Stage       (13,385)   (196,978) (672,318)(1,414,111)(2,694,477)(3,018,568)
               ------------  ----------  --------- ---------- ---------- ---------
Total Equity         96,865     502,341    231,411    291,155    105,072   119,224
               ------------  ----------  --------- ---------- ---------- ---------
TOTAL LIABILITIES
AND CAPITAL    $     97,665  $  535,391  $ 264,757 $  337,656 $  672,820 $ 717,250
               ============  ==========  ========= ========== ========== =========

See Accompanying Notes to Financial Statements and Independent Accountant's Review
Report
                                2

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                     STATEMENTS OF OPERATIONS
         For the Four Month Period Ended June 30, 2004

and the Period March 1, 1999 (Date of Inception) to June 30, 2004

              Feb 29, 00 Feb 28, 01 Feb 28, 02 Feb 28, 03 Feb 29, 04 June 30, 04  TOTAL
REVENUES
Testing and
Misc. Services $  1,977  $   7,924  $  31,863 $  43,735 $   34,897 $           $  120,396
Sales                                                      103,208    210,429     313,637
Interest & Other
income              672     16,704     17,650     7,699     10,886        911      54,522
               --------  ---------  --------- --------- ---------- ----------  ----------
Total Revenues    2,649     24,628     49,513    51,434    148,991    211,340     488,555


EXPENSES
Accounting and
Audit                        5,250        650     1,300     14,050      5,663      29,913
Advertising       2,629      4,648      1,617     3,095      1,882      1,000      14,871
Amortization Ex     922        922        922       922        922        307       4,917
Conferences and
Shows               759      1,794      2,018     9,092     10,253      2,465      26,381
Depreciation Ex   1,114      8,015     10,560    13,411     21,314      7,104      61,518
Dues and Fees       292      1,098      2,160     2,600      9,059      1,218      16,427
Insurance                    2,650      1,775     7,798     26,929     11,472      50,624
Legal and
Professional         20      2,127      9,052    26,030     81,975      2,204     121,408
Production Exp    2,883      3,072      6,459    19,339     43,832      8,162      83,747
Office Expenses   1,627      3,228     11,359    14,488     29,697      6,044      66,443
Other
Administration      315      1,731      3,438    18,648     65,700      6,330      96,162
Payroll                    125,500    273,418   380,703    587,447    212,985   1,580,053
Payroll Expenses/
Benefits                     6,014     16,254    16,254     20,011     10,060      68,593
Payroll Taxes                9,992     21,281    31,510     45,609     16,479     124,871
Rent-Building     1,885      6,201     12,900    18,000     19,500      7,500      65,986
R&D-Consulting Fee           8,668     67,930   121,960    165,666     82,094     446,318
R&D-Supplies and
Expenses            462      9,495     66,076   80,495     227,883    137,225     521,636
Taxes               800        500      1,136    1,182       1,323      1,286       6,227
Telephone and
Utilities         1,640      4,666      8,839   13,656      14,504      4,831      48,136
Travel and
Entertainment       686      2,650      7,009   12,744      41,801     11,002      75,892
               --------  ---------  --------- -------- ----------- ----------  ----------
Total Expenses   16,034    208,221    524,853  793,227   1,429,357    535,431   3,507,123
               --------  ---------  --------- -------- ----------- ----------  ----------
Net Income
(Loss)         $(13,385) $(183,593) $(475,340)$(741,793)(1,280,366)  (324,091)$(3,018,568)
               ========  =========  ========= ========= ========== ==========  ==========

                                3

                     BIOCAL TECHNOLOGY, INC.
                  (A Development State Company)
          STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
            For the Four Month Period Ended June 30, 2004
and the period March 1, 1999 (Date of Inception) to June 30, 2004

              Feb 29, 00 Feb 28, 01 Feb 28, 02 Feb 28, 03 Feb 29, 04  June 30, 04  TOTAL
CAPITAL STOCK
Beginning
Balance       $      0 $ 110,250  $ 699,319 $   903,729 $1,705,266 $ 2,799,549 $        0
Additional Stock
Purchases      110,250   589,069    204,410     810,537  1,094,283     338,243  3,137,792
              -------- --------- ---------- ----------- ---------- ----------- ----------
Total Capital
Stock Issued   110,250   699,319    903,729   1,705,266  2,799,549   3,137,792  3,137,792
              -------- --------- ---------- ----------- ---------- ----------- ----------
RETAINED EARNINGS
Beginning
Balance              0   (13,385)  (196,978)   (672,318)(1,414,111) (2,694,477)         0
Net Income
(Loss)         (13,385) (183,593)  (475,340)   (741,793)(1,280,366)   (324,091)(3,018,568)
              -------- --------- ---------- ----------- ---------- ----------- ----------
Retained
Earnings,
Ending         (13,385) (196,978)  (672,318) (1,414,111)(2,694,477) (3,018,568)(3,018,568)
              -------- --------- ---------- ----------- ---------- ----------- ----------
Total
Stockholders'
Equity        $ 96,865 $ 502,341 $  231,411 $   291,155 $  105,072 $   119,224 $  119,224
              ======== ========= ========== =========== ========== =========== ==========

                                4

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                     STATEMENTS OF CASH FLOWS
                For the Four Month Period Ended June 30, 2004
and the period March 1, 1999 (Date of Inception) to June 30, 2004

              Feb 29, 00 Feb 28, 01 Feb 28, 02 Feb 28, 03 Feb 29, 04  June 30, 04  TOTAL

Cash Flows From
Operating
Net Income
(Loss)         $(13,385)$(183,593)$(475,340)$(741,793)$(1,280,366)$(324,091)$(3,018,568)
Adj. of net
income (loss)
to net cash
 Amortization       922       922       922       922         922       307       4,917
 Depreciation     1,114     8,015    10,560    13,411      21,314     7,104      61,518
 (Incr)decr
 oth.curr assts     (81)  (10,640)      515       163    (253,716)    8,470    (255,289)
 (incr)decr in
 other assets    (5,087)  (13,622)  (28,338)  (88,499)    (90,844)   (22,710)  (249,100)
 Incr(decr)in
 curr.liab.         800    32,250       296    13,155     521,247     30,278    598,026
              --------- --------- --------- --------- ----------- ---------- ----------
Net Cash
provided (used) (15,717) (166,668) (491,385) (802,641) (1,081,443)  (300,642)(2,858,496)
              --------- --------- --------- --------- ----------- ---------- ----------

Cash Flows from
Investing
 Acquisition
 of Equipment   (17,635)  (20,196)   (9,711)  (26,701)    (41,336)         0   (115,579)
              --------- --------- --------- --------- ----------- ---------- ----------
Net Cash
provided(used)  (17,635)  (20,196)   (9,711)  (26,701)    (41,336)         0   (115,579)
              --------- --------- --------- --------- ----------- ---------- ----------

Cash Flows from
Financing
 Capital Stock
 Issued         110,250   589,069   204,410   801,537   1,094,283    338,243  3,137,792
              --------- --------- --------- --------- ----------- ---------- ----------
Net Cash
provided(used)  110,250   589,069   204,410   801,537   1,094,283    338,243  3,137,792
              --------- --------- --------- --------- ----------- ---------- ----------

Net Increase
(Decrease) in
cash             76,898   402,205  (296,686)  (27,805)    (28,496)    37,601    163,717

Beginning Cash        0    76,898   479,103   182,417     154,612    126,116          0
              --------- --------- --------- --------- ----------- ---------- ----------
Ending Cash   $  76,898 $ 479,103 $ 182,417 $ 154,612 $   126,116 $  163,717 $  163,717
              ========= ========= ========= ========= =========== ========== ==========

Supplemental
Disclosure
 Income Taxes
 paid         $     500 $     800 $     800 $     800 $       800 $      800 $    4,500


                                5

                    BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
                  Notes to Financial Statements
          For the Four Month Period Ended June 30, 2004


Note 1.   Organization:

     BioCal Technology, Inc. (BioCal, a development stage company), is a for-profit corporation which was formed on February 16, 1999, under the laws of the State of California. BioCal is in the business of developing, manufacturing, and marketing analytical systems and reagents for the global genotyping market, based on its novel CE/Micro-Fluidic Technology Platform.

Note 2.   Accounting Policies:

     Accounting method. BioCal's accounting records are maintained on the accrual basis in accordance with U. S. generally accepted accounting principles, whereby all income is recognized when earned and expenses are recognized when incurred.

     Amortization. BioCal amortizes organization costs, consisting of legal fees and incorporation expenses, over five years using the straight line method.

     Depreciation. Property and equipment are carried at cost for financial statement purposes. On the accompanying financial statements, depreciation is recorded on equipment over the useful lives using accelerated methods and straight line methods as provided by the Internal Revenue Service.

     Cash Equivalents. Per the provisions of the Financial Accounting Standards Board ( FASB) Statement No. 95, Statement of Cash Flows, cash equivalents consist primarily of certificates of deposits and other securities with original maturities of 90 days or less. Certificates of deposits and other securities with original maturities over 90 days are classified as short-term investments.

     Accounts Receivable. Accounts receivable are stated at amounts owed to BioCal from customers. No allowance for bad debts has been deemed necessary.

     Estimates.  The preparation of financial statements in conformity with
     U. S. generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

     Revenue Recognition. Revenue is recognized on product sales when goods are shipped under BioCal's terms of "FOB origin". No sales made by BioCal include return rights, and sales returns are not expected to be significant: no provision has therefore been made for sales returns or other allowances.

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
            Notes to Financial Statements (Continued)
          For the Four Month Period Ended June 30, 2004


Note 2.   Accounting Policies (Continued):

     Research and Development Expenses. BioCal expenses research and development (R&D) costs in accordance with FASB Statement No. 2, Accounting for Research and Development Costs. BioCal has incurred substantial R&D costs for consulting, payroll, and materials.

     Work in Progress.  Inventories of work in progress are valued at cost.

Note 3.   Income Taxes:

     BioCal has incurred net operating losses during the development stage. Such losses may be carried forward to offset future taxable income. No deferred tax benefit has been recorded. BioCal pays the minimum state franchise tax of $800 annually.

Note 4.   Development Stage Operations:

     Initial capital stock was sold to key individuals for a total of $25,100. Office and production facilities were leased in May 2000. Payroll commenced in August 2000. Additional capital was raised during the fiscal years ended February 28/29, 2001, 2002, 2003, and 2004, as research and development efforts continued. Operations have been devoted primarily to raising capital, research and development activities, securing patents, pilot production, and global market preparation. Some revenues have been realized from earlier testing services and initial product systems' sales in Japan and Europe.

Note 5.   Concentrations:

     BioCal maintained checking and savings deposits at one bank institution as of June 30, 2004, for a total of $202,540, which exceeded the Federal Depository Insurance Corporation insured limit of $100,000 per financial institution by $102,540. BioCal's management does not believe that this involves any significant risk.

     BioCal grants credit to customers based on their financial conditions, generally without requiring collateral. One customer, Quantum Design, accounted for approximately 57% of BioCal's total revenues for the four month period under examination.

Note 6.   Deferred Patent Expense:

     BioCal has incurred patent costs involving legal services and filing fees for a total expenditure of $239,046. BioCal's first patent has been awarded, and several additional patents are in the review process with the USPTO and other countries.

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
            Notes to Financial Statements (Continued)
          For the Four Month Period Ended June 30, 2004


Note 7.   Accrued Compensation and Benefits:

     Accrued payroll due to several key employees at June 30, 2004, totaled $331,935. Accumulated unpaid employee vacation benefits are recognized as liabilities of BioCal. At June 30, 2004, the liability for vacation pay amounted to $26,613.

Note 8.   Line of Credit:

     BioCal has a line of credit of $21,500 on its corporate credit card with Advanta Bank Corp. The line of credit had a zero balance as of June 30, 2004.

Note 9.   Capital Stock:

     BioCal has 100,000,000 authorized shares. A total of 32,822,155 shares have been issued through June 30, 2004, at various stated values,
     totaling $3,137,792.   No syndication costs or other significant costs
     have been incurred with raising capital.

     BioCal adopted a Stock Option Plan in 1999 for 3,550,000 shares maximum, and a second plan in 2002 for 1,000,000 shares, in order to attract and retain key employees and to provide staff with equity incentives in order to promote the financial success of BioCal. A total of 6,966,666 option shares have been offered, vesting over a number of forward years. The value of these shares has not been charged to expense as compensation, pending exercise of the purchase option. In the event the number of outstanding shares of BioCal is changed by a stock dividend, split, etc., such options shall be proportionately adjusted.

     BioCal has adopted a plan offering a 2/1 stock split to shareholders who bought shares at prices of $.40 and $.33 in previous fundraisings, and adding .2 shares for each share bought at $.15 per share.

Note 10.   Lease Commitment:

     BioCal leases office space at 1920 East Katella Avenue, Orange, California, on a month to month basis. The monthly rent is $1,500 plus utilities.

Note 11.   Employment Agreements:

     Each employee has signed an employment agreement, acknowledging "at-will" employment, and requiring confidential information and invention assignment with BioCal.

                     BIOCAL TECHNOLOGY, INC.
                  (A Development Stage Company)
            Notes to Financial Statements (Continued)
          For the Four Month Period Ended June 30, 2004


Note 12.   Collaborative Agreements:

     BioCal entered into a Collaborative Evaluation Agreement in January 2003 with the N.Y. Institute for Basic Research in Development Disabilities. This collaboration is a 2-year agreement for the purpose of studying the feasibility of development DNA-basic diagnostic procedures for the identification of trisomies, such as Down syndrome. BioCal has also other collaboration agreements signed or pending for the future with other organizations.

Note 13.   Going Concern:

     The expenses for the four month period being reported upon substantially exceed the revenue being generated: this unbalance jeopardizes BioCal's ability to continue as a going concern, unless additional funding is obtained from investors in order to enable continued operations. It is not possible to predict the outcome of BioCal's future operations, or whether the necessary financing may be arranged.

Note 14.   Subsequent Event:

     Pursuant to an agreement and plan of merger between Centroid Consolidated Mines Co. (Centroid, OTCBB: CCMC), a publicly traded Nevada corporation, now known as "eGene, Inc." (OTCBB: EGEI.OB), and BioCal, a merger was completed effective July 13, 2004, upon the filing of articles of merger with the California Secretary of State. Centroid, prior to the merger, was not engaged in any substantive business activity, and may be deemed to have been a vehicle to acquire, or merge with, an operating company.

                           eGene, Inc.
                 [A Development Stage Company]
            Formerly Centroid Consolidated Mines Co.
      Pro Forma Condensed Consolidated Financial Statements
                          June 30, 2004
                          eGene, Inc.
                  [A Development Stage Company]
  Notes to Pro Forma Condensed Consolidated Financial Statements


Effective July 13, 2004, Centroid Consolidated Mines Co., (Centroid) completed a merger with BioCal Technology, Inc., (BioCal) a California corporation in the business of developing, manufacturing, and marketing analytical systems and reagents for the global genotyping market.

The merger caused BioCal to become a wholly-owned subsidiary of Centroid, a dormant, publicly held Nevada corporation. The terms of the merger provide that Centroid exchange one of its shares of common stock for every three outstanding shares of common stock of BioCal and one of its options to acquire shares of common stock of Centroid for every three outstanding options to acquire common stock of BioCal, with the option exercise price of the BioCal options to be adjusted times three as a result of the exchange. The combination is a "reverse merge" which essentially results in the owners of BioCal controlling the post-merger entity. They became owners of approximately 73% of the reorganized company. The transaction is accounted for as a recapitalization of BioCal wherein the net assets are brought forward at their net book value with no goodwill recognized, and the pre-merger financial statements of BioCal are now the historical financial statements of the combined company.

The directors and executive officers of BioCal became the directors and officers of the reorganized entity which also has changed its name to eGene, Inc.

The Pro Forma financial statements reflect all of the transactions contemplated by the merge.

                           eGene, Inc.
                  [A Development Stage Company]
          Pro Forma Condensed Consolidated Balance Sheet
                          June 30, 2004
                           (Unaudited)

                                                                  Pro Forma
                                                              Giving Effect to
                              Centroid     BioCal              Reorganization
                            Consolidated Technology,           as of June 30,
                             Mines Co.      Inc.     Adjustments    2004

ASSETS
    Cash                     $        0  $   163,717  $1,607,500  $ 1,771,217
    Accounts Receivable                       40,644                   40,644
    Work in Progress                         206,065                  206,065
    Employee advances                          8,580                    8,580
                             ----------  -----------  ----------  -----------
       Total Current Assets           0      419,006   1,607,500    2,026,506
    Fixed Assets (net)                        54,061                   54,061
    Other Assets                             244,183                  244,183
                            -----------  -----------  ----------  -----------
TOTAL ASSETS                $         0  $   717,250  $1,607,500  $ 2,324,750
                            ===========  ===========  ==========  ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities:
    Accounts Payable        $    23,318  $   199,559  $   (23,318)$   199,559
    Accrued Liabilities              50      398,467          (50)    398,467
                            -----------  -----------  -----------  ----------
       Total Current
       Liabilities               23,368      598,026      (23,368)    598,026

Stockholders' Equity:
     Preferred Stock                  0            0            0           0
     Capital Stock                1,714    3,137,792   (3,124,169)     15,337
     Additional Paid-in
     Capital                  1,137,279                 3,592,676   4,729,955
     Accumulated Deficit     (1,162,361)  (3,018,568)   1,162,361  (3,018,568)
                            -----------  -----------  -----------  ----------
       Total Stockholders'
       Equity                   (23,368)     119,224    1,630,868   1,726,724
                            -----------  -----------  -----------  ----------
TOTAL LIABILITIES AND
STOCKHOLDERS' EQUITY        $         0  $   717,250  $ 1,607,500  $2,324,750
                            ===========  ===========  ===========  ==========

See accompanying Notes to Pro Forma Financial Statements that precede these statements.

                           eGene, Inc.
                  [A Development Stage Company]
    Pro Forma Condensed Consolidated Statements of Operations
               For the Most Recent Fiscal Year End


                          For the year
                         ended 12/31/03  For the year             Pro Forma
                            Centroid    ended 2/29/04         Giving Effect to
                          Consolidated     Bio Cal             Reorganization
                            Mines Co.   Technology,           for most recent
                                            Inc.   Adjustments fiscal year end
Revenues                 $        0   $   138,105                $   138,105
Production                        0       (43,832)                   (43,832)
General and Administrative
Expenses                     (2,770)   (1,385,525)                (1,388,295)
                         ----------   -----------                -----------
Operating Loss               (2,770)   (1,291,252)                (1,294,022)
Other income/expense              0        10,886                     10,886
                         ----------   -----------                -----------
Net Loss Before Income
Taxes                        (2,770)   (1,280,366)                (1,283,136)
Current Year Provision
for Income Taxes                  0             0                          0
                         ----------   -----------                -----------
Net Loss                 $   (2,770)  $(1,280,366)               $(1,283,136)
                         ==========   ===========                ===========
Loss Per Share           $    (0.01)  $     (0.12)               $     (0.08)
                         ==========   ===========                ===========
Average Shares
Outstanding               1,714,352    10,940,718                 16,052,045
                          =========    ==========                 ==========



See accompanying Notes to Pro Forma Financial Statements that precede these statements.

                           eEGene, Inc.
                  [A Development Stage Company]
    Pro Forma Condensed Consolidated Statements of Operations
               For the Periods Ended June 30, 2004


                         For the six   For the four               Pro Forma
                         months ended  months ended           Giving Effect to
                            6/30/04      6/30/04               Reorganization
                            Centroid     Bio Cal              for period ended
                         Consolidated  Technology,                6/30/04
                           Mines Co.       Inc.     Adjustments
Revenues                  $       0    $    210,429              $ 210,429
Production                        0          (8,162)                (8,162)
General and Administrative
Expenses                     (3,302)       (527,269)              (530,571)
                          ---------    ------------              ---------
Operating Loss               (3,302)       (325,002)              (328,304)
Other income/expense              0             911                    911
                          ---------    ------------              ---------
Net Loss Before Income
Taxes                        (3,302)       (324,091)              (327,393)
Current Year Provision
for Income Taxes                  0               0                      0
                          ---------    ------------              ---------
Net Loss                  $  (3,302)   $   (324,091)             $(327,393)
                          =========    ============              =========
Loss Per Share            $   (0.01)   $      (0.03)             $   (0.02)
                          =========    ============              =========
Average Shares
Outstanding               1,714,352      10,940,718             15,337,454
                          =========    ============             ==========

See accompanying Notes to Pro Forma Condensed Consolidated Financial Statements that precede these financial statements.

Item 3.   Bankruptcy or Receivership.
          ---------------------------

     None, not applicable.

Item 4.   Changes in Registrant's Certifying Accountant.
          ----------------------------------------------

     None, not applicable.

Item 5.   Other Events and Regulation FD Disclosure.
          ------------------------------------------

     (i) We engaged MBC as our advisors for a period of one year from the closing of the Reorganization Agreement with BioCal at an annual fee of $120,000, payable at the rate of $10,000 per month; MBC is also entitled to fees in the event of negotiated mergers or reorganizations or capital funding introduced to us by it. MBC was also paid a 10% fee based upon gross receipts from out Units offering.

     (ii) Certain persons are presently in negotiations to acquire an option to purchase 308,653 of the 428,653 shares of our Company that are currently owned by certain former principal stockholders who executed and delivered a Lock-Up/Leak-Out Agreement restricting the resale of all of these securities as a condition to the closing of the Reorganization Agreement. See Item 1. The shares of our common stock that underlie any such options that are granted or exercised shall be subject to the Lock-Up/Leak-Out Agreement and attendant resale limitations. For information regarding our stockholders who are party to the Lock-Up/Leak-Out Agreement and a copy of the Lock-Up/Leak-Out Agreement, see Item 7. Certain of these persons are also presently in negotiations to acquire approximately 150,000 other shares of our common stock that are not the subject of the Lock-Up/Leak-Out Agreement.

Item 6.   Resignations of Registrant's Directors.
          ---------------------------------------

     Pursuant to the Reorganization Agreement, the current officers and directors of BioCal were designated to serve on our Board of Directors and as our executive officers until the next respective annual meetings of our stockholders and our Board of Directors and until their respective successors are elected and qualified or until their prior resignations or terminations. Effective on July 14, 2004, they were: Udo Henseler, CEO; Ming-Sun Liu, President, Director and Chief Application Scientist; Varoujan Amirkhanian, Director and Vice President, R&D; and Shing-Ching Lu, Director. Our directors and executive officers resigned, in seriatim, on closing of the BioCal Reorganization Agreement.

Item 7.   Financial Statements, Pro Forma Financial Information and
          Exhibits.
          ---------

          (a)  Financial Statements of Businesses Acquired.

             These financial statements are attached hereto and incorporated herein by reference. See the heading "Financial Statements of BioCal" of Item 2.

          (b)  Pro Forma Financial Information.

             These pro forma financial statements are attached hereto and incorporated herein by reference. See the heading "Financial Statements of BioCal" of Item 2.

          (c)(i) Registrant's Exhibits:

          Attached:
          ---------

          2.1     Agreement and Plan of Merger

                         Exhibit A     BioCal Stockholders
                         Exhibit B     Indemnity Agreement
                         Exhibit C     eGene Stockholders Subject to
                                       Lock-Up/Leak-Out Agreement
                         Exhibit C-1   Lock-Up/Leak-Out Agreement
                         Exhibit D     Articles of Incorporation of
                                       Centroid Acquisition Co.
                         Exhibit E     eGene Financial Statements for
                                       the years ended December 31, 2003
                                       and 2002 (1)
                         Exhibit E-1   eGene Financial Statements for
                                       the period ended March 31, 2004 (2)
                         Exhibit F     Exceptions to EGene Financial
                                       Statements
                         Exhibit G     BioCal Financial Statements
                                       for the years ended February 28,
                                       2000 through 2004 (3)
                         Exhibit H     Exceptions to BioCal Financial
                                       Statements
                         Exhibit I     BioCal Stockholder Letter of
                                       Transmittal
                         Exhibit J     eGene Compliance Certificate
                         Exhibit K     BioCal Compliance Certificate

          3.1 Certificate of Amendment to Articles of Incorporation regarding increase in authorized capitalization and Board authority to change corporate name without stockholder approval.

          3.2     Agreement of Merger between BioCal and Acquisition Co.

                         Exhibit A     Amended and Restated Articles of
Incorporation of BioCal.
                                       Acquisition Co. Officer Certificate.
                                       BioCal Officer Certificate.
                                       Egene Approval of Merger Certificate.

          3.3 Certificate of Amendment to change the Company's name to "eGene, Inc."

          (c)(ii) BioCal's Exhibits:

          3.1     Articles of Incorporation.

          3.2     Certificate of Amendment to the Articles of Incorporation.

          3.3     Bylaws.

         19       Proxy Statement

          Documents Incorporated by Reference:
          ------------------------------------

10-KSB Annual Report for the year ended December 31, 2003, filed with the Securities and Exchange Commission on March 30, 2004.

Definitive Information Statement filed with the Securities and Exchange Commission on April 4, 2004.

10-QSB Quarterly Report for the quarter ended June 30, 2004, filed with the Securities and Exchange Commission on July 13, 2004.

          (1) Incorporated by reference from the 10-KSB Annual Report of eGene for the year ended December 31, 2003.

          (2) Incorporated by reference from the 10-QSB Quarterly Report of eGene for the quarter ended June 30, 2004.

          (3) See the caption "Financial Statements of BioCal," above, and
              Item 7.

Item 8.   Change in Fiscal Year.
          ----------------------

          None; not applicable; however, BioCal changed its fiscal year end from February 28 in each year to a calendar year of December 31 in each year to coincide with the fiscal year of the Company.

Item 9.   Regulation FD Disclosure.
          -------------------------

          See the 8-K Current Reports dated March 30, 2004 (filed with the Securities and Exchange Commission on April 3, 2004); April 22, 2004 (filed with the Securities and Exchange Commission on April 22, 2004); and July 14, 2004 (filed with the Securities and Exchange Commission on July 14, 2004), which have been previously filed with the Securities and Exchange Commission.

                                 SIGNATURES

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        eGENE, INC.


Date: 9/2/2004                          /s/Udo Henseler
      --------                          ------------------------
                                        Udo Henseler
                                        Director and CEO